UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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The Goldman Sachs Group, Inc.

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THE GOLDMAN SACHS GROUP, INC. 85 Broad Street New York, New York 10004

March 7, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Thursday, April 10, 2008 at 9:30 a.m., New York City time, at our offices at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2007 Annual Report.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

Lloyd C. Blankfein

Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

Notice of 2008 Annual Meeting of Shareholders

TIME AND DATE	9:30 a.m., New York City time, on Thursday, April 10, 2008.
PLACE	32 Old Slip New York, New York 10005
ITEMS OF BUSINESS	• To elect 12 directors to our Board of Directors for one-year terms.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 28, 2008.
• To consider certain shareholder proposals, if properly presented by the relevant shareholder proponents.
• To transact such other business as may properly come before our Annual Meeting.
ADDITIONAL INFORMATION	Additional information regarding the items of business to be acted on at our Annual Meeting is included in the accompanying Proxy Statement.
RECORD DATE	The record date for the determination of the shareholders entitled to vote at our Annual Meeting, or any adjournments or postponements thereof, was the close of business on February 11, 2008.
INSPECTION OF LIST OF SHAREHOLDERS OF RECORD	A list of the shareholders of record as of February 11, 2008 will be available for inspection during ordinary business hours at our offices at 85 Broad Street, New York, New York 10004, from March 31, 2008 to April 9, 2008, as well as at our Annual Meeting.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 10, 2008. The Proxy Statement and our 2007 Annual Report are available at http://www.gs.com/shareholders/.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

March 7, 2008

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 10, 2008

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (Board) of The Goldman Sachs Group, Inc., a Delaware corporation, to be used at our 2008 Annual Meeting of Shareholders (Annual Meeting) on Thursday, April 10, 2008 at 9:30 a.m., New York City time, and at any adjournments or postponements of our Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is March 7, 2008.

When we use the terms “Goldman Sachs,” “the firm,” “we,” “us” and “our,” we mean The Goldman Sachs Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at our Annual Meeting?

You are entitled to vote your shares of Goldman Sachs common stock (Common Stock) if you were a shareholder at the close of business on February 11, 2008, the record date for our Annual Meeting. On that date, there were 395,111,144 shares of Common Stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting, held by 7,660 shareholders of record.

Who is and is not a shareholder of record?

•	If you hold shares of Common Stock registered in your name at our transfer agent, Mellon Investor Services L.L.C. (Mellon), you are a shareholder of record.

•	If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold in “street name.”

If you are a shareholder of record, Mellon is sending these proxy materials to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

What do I need to do to attend our Annual Meeting?

All shareholders must bring an acceptable form of identification, such as a driver’s license, in order to attend our Annual Meeting in person.

In addition, if you hold shares of Common Stock in “street name” and would like to attend our Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on February 11, 2008, the record date for our Annual Meeting.

How do I vote?

You may cast your vote in one of four ways:

•	By Internet. The web address for Internet voting can be found on the enclosed proxy card. Internet voting is available 24 hours a day.

•	By Telephone. The number for telephone voting can be found on the enclosed proxy card. Telephone voting is available 24 hours a day.

•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided.

•

At Our Annual Meeting. You can vote in person at our Annual Meeting (see What do I need to do to attend our Annual Meeting?). If you are a shareholder of record (see Who is and is not a shareholder of record?), you must present an acceptable form of identification, such as a driver’s license, at our Annual Meeting. If you hold your shares in street name and, therefore, are not a shareholder of record, you will also need to bring to our Annual Meeting a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares.

If you choose to vote by Internet or telephone, then you do not need to return the proxy card. To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting by Internet or telephone should understand that, while we and Mellon do not charge any fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy or change your vote before your proxy is voted at our Annual Meeting by:

•	Subsequently submitting a new proxy by Internet or telephone that is received by the deadline specified on the proxy card;

•	Subsequently executing and mailing a new proxy card that is received on a later date and no later than the deadline specified on the proxy card;

•	Giving written notice of revocation to our Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, that is received no later than April 9, 2008; or

•	Voting in person at our Annual Meeting.

See How do I vote?

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and:

•	you are a shareholder of record (see Who is and is not a shareholder of record?), contact Mellon at 1-800-419-2595; or

•	you hold your shares of Common Stock in street name and, therefore, are not a shareholder of record, contact your bank, broker or account representative.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of Common Stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares of Common Stock will be voted as follows: FOR the election of our director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 28, 2008, AGAINST each shareholder proposal and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before our Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers (other than brokers that are affiliated with Goldman Sachs, such as Goldman, Sachs & Co.) that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors and the ratification of the appointment of independent auditors because these are “discretionary” matters under NYSE rules. If your broker is Goldman, Sachs & Co. or another affiliate of ours, NYSE policy specifies that, in the absence of your specific voting instructions, your shares of Common Stock may only be voted in the same proportion as all other shares are voted with respect to each proposal.

Under NYSE rules, each shareholder proposal is a “non-discretionary” matter, which means that member brokers, including Goldman, Sachs & Co., who have not received instructions from the beneficial owners of shares of Common Stock do not have discretion to vote the shares held by those beneficial owners on these proposals.

If I hold shares through The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan and do not provide voting instructions, how will my shares be voted?

If you hold shares of Common Stock through The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan (PSP) and do not provide voting instructions to the plan trustee, your shares will be voted in the same proportion as the shares beneficially owned through our PSP for which voting instructions are received, unless otherwise required by law.

What vote is required for a director to be elected, the appointment of PricewaterhouseCoopers LLP to be ratified or a shareholder proposal to pass?

Election of Directors. You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. A majority of the votes cast FOR or AGAINST the election of a director nominee must be voted FOR the director nominee in order for the director nominee to be elected. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote. A director nominee who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board for consideration.

Ratification of the Appointment of Independent Auditors. You may vote FOR or AGAINST the ratification of the appointment of our independent auditors or you may ABSTAIN. A majority of the votes cast FOR or AGAINST ratification must be voted FOR ratification for it to pass. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote.

Shareholder Proposals. You may vote FOR or AGAINST each shareholder proposal or you may ABSTAIN. A majority of the outstanding shares of Common Stock must be voted FOR a particular proposal in order for that proposal to pass. A vote to ABSTAIN will have the effect of a vote AGAINST the proposal.

Broker Non-Vote. A failure by your broker to vote your shares of Common Stock when you have not given voting instructions will have no effect on the outcome of the vote on discretionary matters, i.e., the election of directors or the ratification of the independent auditors. A “broker non-vote” occurs when you do not provide the broker with voting instructions on non-discretionary matters and, under NYSE rules, the broker cannot vote your shares on these matters. Because the affirmative vote of a majority of the outstanding shares is necessary to approve each shareholder proposal, a broker non-vote will have the effect of a vote AGAINST that proposal.

How many votes are required to transact business at our Annual Meeting?

A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of February 11, 2008, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at our Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.

How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Employees of Goldman Sachs who participate in The Goldman Sachs Partner Compensation Plan (PCP) or The Goldman Sachs Restricted Partner Compensation Plan (RPCP) are “covered persons” under our Shareholders’ Agreement. Our Shareholders’ Agreement, among other things, governs the voting of shares of Common Stock owned by each covered person directly or jointly with a spouse (but excluding shares acquired under our PSP). Shares of Common Stock subject to our Shareholders’ Agreement are called “voting shares.”

Our Shareholders’ Agreement also requires that each covered person remain the sole beneficial owner of no fewer than 25% of the shares he or she has received under The Goldman Sachs Amended and Restated Stock Incentive Plan (SIP) since becoming a covered person (not including any shares received in connection with our initial public offering, or as a result of any acquisition by Goldman Sachs, and less allowances for the payment of any option exercise price and taxes). Certain of our senior executive officers are required by our Shareholders’ Agreement to remain the sole beneficial owner of no fewer than 75% of the shares they have received under our SIP since becoming a senior executive officer (not including any shares received in connection with Goldman Sachs’ initial public offering, or as a result of any acquisition by Goldman Sachs, and less allowances for the payment of any option exercise price and taxes). Our Shareholders’ Committee has determined that shares held by approved estate planning vehicles established by covered persons may count toward the share ownership requirement under our Shareholders’ Agreement. For a description of the share ownership requirement under our Shareholders’ Agreement, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Equity Ownership Requirement and Hedging Policies.

Prior to any vote of our shareholders, our Shareholders’ Agreement requires a separate, preliminary vote be held by the covered persons. In the election of directors, all voting shares will be voted in favor of the election of the 12 nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For the ratification of our independent auditors and approval of the shareholder proposals, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.

If you are a party to our Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote your voting shares at our Annual Meeting, and you directed that your voting shares be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on any other matters that may come before our Annual Meeting as the holder sees fit, in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of February 11, 2008, 23,788,544 of the outstanding shares of Common Stock were voting shares under our Shareholders’ Agreement (representing approximately 6.0% of the outstanding shares entitled to vote at our Annual Meeting). The preliminary vote with respect to the voting shares will be concluded on or about March 25, 2008.

How do I obtain more information about Goldman Sachs?

A copy of our 2007 Annual Report to shareholders is enclosed and a copy of our Policy Regarding Director Independence Determinations (Director Independence Policy) is attached to this Proxy Statement as Annex A. You also may obtain, free of charge, a copy of these documents, our Annual Report on Form 10-K for the fiscal year ended November 30, 2007 (2007 Annual Report on Form 10-K) filed with the SEC, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Corporate Governance and Nominating Committees by writing to: The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations; e-mail: gs-investor-relations@gs.com. All of these documents are also available on our website at http://www.gs.com/shareholders/.

Who pays for the expenses of this proxy solicitation?

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for our Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs telephonically, electronically or by other means of communication and by Georgeson Inc., which we have hired to assist in the solicitation and distribution of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and Georgeson Inc. will receive a fee of $10,000 for its services. We will reimburse brokers, including Goldman, Sachs & Co., and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Item 1.	Election of Directors

Our Board presently consists of 12 directors. All of our directors are elected annually for a one-year term expiring at our Annual Meeting of Shareholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Lord Browne of Madingley, who was elected to our Board in 1999, resigned from our Board on May 9, 2007. Our Board thanks Lord Browne for his years of exemplary service.

In identifying and recommending nominees for positions on our Board, our Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, namely:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience; and

•

the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our Board will build a board that is effective, collegial and responsive to the needs of Goldman Sachs.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to our Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Goldman Sachs and the composition of our Board. Members of our Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified for serious consideration, the Chairman of our Board and/or the Chair of our Committee enters into a discussion with that candidate.

Independence of Non-Employee Directors

A director is considered independent under NYSE rules if our Board determines that the director does not have any direct or indirect material relationship with Goldman Sachs. Our Board has established a policy to assist it in determining director independence, our Director Independence Policy, which is attached to this Proxy Statement as Annex A. Our Director Independence Policy, which provides standards to assist our Board in determining which relationships and transactions may be deemed not material to director independence and which relationships may create a material relationship that would cause a director not to be independent, covers employment and compensatory relationships, relationships with our auditors, client and business relationships and contributions to tax-exempt organizations, among other things. Our Board has determined, upon the recommendation of our Corporate Governance and Nominating Committee and in accordance with our Director Independence Policy, that each of John H. Bryan, Claes Dahlbäck, Stephen Friedman, William W. George, Rajat K. Gupta, James A. Johnson, Lois D. Juliber, Edward M. Liddy and Ruth J. Simmons (Non-Employee Directors) is “independent” within the meaning of NYSE rules and under the SEC’s audit committee independence standards. Nine of our 12 directors are independent.

In making these determinations, our Corporate Governance and Nominating Committee and our Board considered transactions between each Non-Employee Director and Goldman Sachs, including the following categories of transactions that our Board has deemed immaterial under the Director Independence Policy: ordinary course business transactions between Goldman Sachs and a company of which a director serves as a non-employee member of the board of directors (or similar position), or of which a director’s immediate family member serves as an executive officer (or similar position) (Messrs. Bryan, Dahlbäck, Friedman, George, Gupta, Johnson and Liddy, Ms. Juliber and Dr. Simmons); ordinary course business transactions between Goldman Sachs and a tax-exempt organization of which a director or his or her immediate family member is an employee, or with which a director is otherwise affiliated (Messrs. Bryan, Dahlbäck, Friedman, George, Gupta, Johnson and Liddy, Ms. Juliber and Dr. Simmons); donations by Goldman Sachs to a tax-exempt organization of which a director or his or her immediate family member is an employee, or with which a director is otherwise affiliated, that do not exceed the greater of $1 million or 2% of the organization’s gross revenues (Messrs. Bryan, Friedman, George, Gupta, Johnson and Liddy, Ms. Juliber and Dr. Simmons); director transactions with Goldman Sachs, where the director is a client of Goldman Sachs, on substantially the same terms provided to similarly situated persons who are not directors of Goldman Sachs (Messrs. Bryan, Friedman, George, Gupta and Liddy and Ms. Juliber); director investments in funds sponsored or managed by Goldman Sachs on substantially the same terms provided to similarly situated persons who are not directors of Goldman Sachs (Messrs. Bryan, Friedman, George and Liddy and Ms. Juliber); and investments by Goldman Sachs-managed funds in, or ordinary course business transactions between Goldman Sachs and, a company (or funds managed by such company) in which a director has a less than 5% equity or limited partnership interest and is an employee or advisory director or holds a similar position (Messrs. Dahlbäck, Friedman and Liddy*). For more detail on some of these transactions, see Certain Relationships and Related Transactions.

*	Includes a proposed affiliation with a private equity firm as described in Mr. Liddy’s biography below under Nominees for Election to our Board.

Prior to his resignation in May 2007, Lord Browne was also determined to be independent. Lord Browne had no relationships with Goldman Sachs except those that were deemed immaterial by our Board pursuant to our Director Independence Policy.

Our Board has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In that connection, in addition to the biographical information set forth below:

•	Mr. Bryan was previously a member of the Audit Committees of BP p.l.c. and General Motors Corporation and the Audit and Risk Management Committee of Bank One Corporation;

•	Mr. Dahlbäck currently serves on the Financial and Audit Committee of Stora Enso OYJ and was previously a member of the Audit Committees of Gambro AB and Investor AB;

•	Mr. Friedman was previously a member of the Audit Committee of Wal-Mart Stores, Inc.;

•	Mr. George was previously a member of the Audit Committee of Target Corporation;

•	Mr. Gupta currently serves on the Audit Committee of Procter & Gamble;

•	Mr. Johnson currently serves on the Audit Committee of UnitedHealth Group Inc.;

•	Ms. Juliber is currently the Chair of the Audit Committee of E. I. Du Pont De Nemours and Company; and

•	Mr. Liddy is currently the Chair of the Audit Committee of 3M Company.

Nominees for Election to our Board

At our Annual Meeting, our shareholders will be asked to elect the 12 director nominees set forth below for a one-year term expiring in 2009. While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons who are recommended by our Corporate Governance and Nominating Committee and designated by our Board.

All of the director nominees currently are members of our Board, all of the director nominees have been recommended for re-election by our Corporate Governance and Nominating Committee and approved and nominated for re-election by our Board and all of the director nominees have consented to serve if elected. Set forth below is information as of February 1, 2008 regarding the director nominees, which has been confirmed by each of them for inclusion in this Proxy Statement.

Lloyd C. Blankfein	Director since April 2003

Mr. Blankfein, age 53, has been our Chairman and Chief Executive Officer since June 2006. Previously, he had been our President and Chief Operating Officer since January 2004. Prior to that, from April 2002 until January 2004, he was a Vice Chairman of Goldman Sachs, with management responsibility for Goldman Sachs’ Fixed Income, Currency and Commodities Division (FICC) and Equities Division (Equities). Prior to becoming a Vice Chairman, he had served as co-head of FICC since its formation in 1997. From 1994 to 1997, he headed or co-headed the Currency and Commodities Division. Mr. Blankfein is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Harvard University Committee on University Resources, the Advisory Board of the Tsinghua University School of Economics and Management and the Governing Board of the Indian School of Business, an overseer of the Weill Medical College of Cornell University, and a director of the Partnership for New York City and Catalyst.

John H. Bryan	Director since November 1999

Mr. Bryan, age 71, is the retired Chairman and Chief Executive Officer of Sara Lee Corporation. He served as its Chief Executive Officer from 1975 to June 2000 and as its Chairman of the Board from 1976 until his retirement in October 2001. He is on the board of one public company in addition to Goldman Sachs: General Motors Corporation. Mr. Bryan is the past Chairman of the Grocery Manufacturers of America, Inc. and the past Vice Chairman and a current member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. In addition, Mr. Bryan is affiliated with certain non-profit organizations, including as a Life Trustee of The University of Chicago, as the past Chairman and Life Trustee of the Board of Trustees of The Art Institute of Chicago, as Chairman of the Board of Directors of Millennium Park, Inc., and as the past Chairman and a current member of The Chicago Council on Global Affairs; he is also the past Chairman of Catalyst.

Gary D. Cohn	Director since June 2006

Mr. Cohn, age 47, has been our President and Co-Chief Operating Officer since June 2006. Previously, he had been the co-head of Goldman Sachs’ global securities businesses since January 2004. He also had been the co-head of Equities since 2003 and the co-head of FICC since September 2002. From March 2002 to September 2002, he served as co-chief operating officer of FICC. Prior to that, beginning in 1999, Mr. Cohn managed the FICC macro businesses. From 1996 to 1999, he was the global head of Goldman Sachs’ commodities business. Mr. Cohn is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Treasury Borrowing Advisory Committee of the Securities Industry and Financial Markets Association and as a trustee of the Gilmour Academy, the NYU Child Study Center, the NYU Hospital, the NYU Medical School, the Harlem Children’s Zone and American University.

Claes Dahlbäck	Director since June 2003

Mr. Dahlbäck, age 60, currently serves as a Senior Advisor to Investor AB, a Swedish-based investment company, and is also a Senior Advisor at Foundation Asset Management, which is owned by three Wallenberg Foundations and which acts as advisor to the Foundations with respect to their holdings. He previously served as Investor AB’s nonexecutive Chairman from April 2002 until April 2005, its Vice Chairman from April 1999 until April 2002 and its President and Chief Executive Officer from 1978 until April 1999. Mr. Dahlbäck is not on the board of any public company other than Goldman Sachs.

Stephen Friedman	Director since April 2005

Mr. Friedman, age 70, has been Chairman of Stone Point Capital, a private equity firm, since June 2006; prior to that, he was engaged as a Senior Advisor to Stone Point Capital since May 2005. Mr. Friedman has been Chairman of the Federal Reserve Bank of New York since January 2008. He has been Chairman of the President’s Foreign Intelligence Advisory Board and Chairman of the Intelligence Oversight Board since January 2006. He served as Assistant to the President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004. From 1998 until December 2002, Mr. Friedman was a senior principal of MMC Capital, the predecessor of Stone Point Capital. He retired as Senior Partner and Chairman of the Management Committee of The Goldman Sachs Group, L.P., our predecessor, in 1994, having joined the firm in 1966. Mr. Friedman is not on the board of any public company other than Goldman Sachs. He is also a board member of the Council on Foreign Relations, a non-profit organization.

William W. George	Director since December 2002

Mr. George, age 65, was Chief Executive Officer of Medtronic, Inc. from May 1991 to May 2001 and its Chairman of the Board from April 1996 until his retirement in April 2002. He joined Medtronic in 1989 as President and Chief Operating Officer. Mr. George is currently a Professor of Management Practice at the Harvard Business School and was formerly Professor of Leadership and Governance at the International Institute for Management Development from January 2002 until May 2003, Visiting Professor of Technology Management at the École Polytechnique Fédérale de Lausanne from January 2002 until May 2003 and an Executive-in-Residence at the Yale School of Management from September 2003 through December 2003. Mr. George is on the boards of the following public companies in addition to Goldman Sachs: Exxon Mobil Corporation and Novartis AG. In addition, he is affiliated with certain non-profit organizations, including as a board member of the World Economic Forum USA and as a member of the Carnegie Endowment for International Peace.

Rajat K. Gupta	Director since November 2006

Mr. Gupta, age 59, has been Senior Partner Emeritus of McKinsey & Company since 2003. He previously served as McKinsey & Company’s Worldwide Managing Director from 1994 until 2003. Prior to that, Mr. Gupta held a variety of positions at McKinsey & Company since 1973. Mr. Gupta is on the boards of the following public companies in addition to Goldman Sachs: AMR Corporation, Genpact LTD and Procter & Gamble. He is also an independent director of Qatar Financial Authority. He is affiliated with certain non-profit organizations, including as Chairman of the Board of The Global Fund to Fight AIDS, Tuberculosis and Malaria, Chairman of the Board of the Indian School of Business and the Associates of the Harvard Business School, a member of the Advisory Board of the Kellogg School of Management at Northwestern University, the Dean’s Advisory Board at Tsinghua University School of Economics and Management and the Dean’s Council of the Harvard School of Public Health and Co-Chair of the American India Foundation. Mr. Gupta also served as the United Nations Secretary-General’s Special Advisor on UN management reform.

James A. Johnson	Director since May 1999

Mr. Johnson, age 64, has been a Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, having previously served as its Chairman and Chief Executive Officer from February 1991 through December 1998 and its Vice Chairman from 1990 through February 1991. Mr. Johnson is on the boards of the following public companies in addition to Goldman Sachs: Forestar Real Estate Group, Inc., KB Home, Target Corporation and UnitedHealth Group Inc. In addition, he is affiliated with certain non-profit organizations, including as Chairman Emeritus of the John F. Kennedy Center for the Performing Arts, as a member of each of the American Academy of Arts and Sciences, the American Friends of Bilderberg, the Council on Foreign Relations and The Trilateral Commission, and as an honorary trustee of The Brookings Institution.

Lois D. Juliber	Director since March 2004

Ms. Juliber, age 59, was a Vice Chairman of the Colgate-Palmolive Company from July 2004 until April 2005. She served as Colgate-Palmolive’s Chief Operating Officer from March 2000 to July 2004, as its Executive Vice President — North America and Europe from 1997 until March 2000 and as President of Colgate North America from 1994 to 1997. Ms. Juliber is on the board of the following public companies in addition to Goldman Sachs: E. I. Du Pont De Nemours and Company and Kraft Foods Inc. She is affiliated with certain non-profit organizations, including as Chairman of The MasterCard Foundation, a member of the board of Girls Incorporated, and a trustee of Wellesley College and Women’s World Banking.

Edward M. Liddy	Director since June 2003

Mr. Liddy, age 62, has been Chairman of the Board of The Allstate Corporation, the parent of the Allstate Insurance Company, since January 1999. He served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999. Mr. Liddy will retire from his position as Chairman of Allstate in Spring 2008 and subsequently will become a partner in the private equity investment firm of Clayton, Dubilier & Rice, Inc. Mr. Liddy is on the boards of the following public companies in addition to Goldman Sachs and The Allstate Corporation: 3M Company and The Boeing Company. He also is Chairman Emeritus of Northwestern Memorial Hospital and serves on the boards of Northwestern University and the Museum of Science and Industry.

Ruth J. Simmons	Director since January 2000

Dr. Simmons, age 62, has been President of Brown University since July 2001. She was President of Smith College from 1995 to June 2001 and Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is on the board of one public company in addition to Goldman Sachs: Texas Instruments Inc. In addition, Dr. Simmons is affiliated with certain non-profit organizations, including as a trustee of Howard University and as a member of the American Academy of Arts and Sciences, the American Philosophical Society and the Council on Foreign Relations.

Jon Winkelried	Director since June 2006

Mr. Winkelried, age 48, has been our President and Co-Chief Operating Officer since June 2006. Previously, he had been the co-head of Goldman Sachs’ Investment Banking Division since January 2005. From 2000 to 2005, he was co-head of FICC. From 1999 to 2000, he was head of FICC in Europe. From 1995 to 1999, he was responsible for Goldman Sachs’ leveraged finance business. Mr. Winkelried is not on the board of any public company other than Goldman Sachs. He is a trustee of the University of Chicago.

There are no family relationships between any of our directors or executive officers and any other of our directors or executive officers.

Directors’ Recommendation

Our Board unanimously recommends a vote FOR the election of each of Messrs. Blankfein, Bryan, Cohn, Dahlbäck, Friedman, George, Gupta, Johnson, Liddy and Winkelried, Ms. Juliber and Dr. Simmons to our Board.

Board Meetings and Committees

Our Board held 10 meetings during our 2007 fiscal year. Each of our directors attended at least 75% of the meetings of our Board and the committees of our Board on which he or she served during fiscal 2007. Attendance at Board and committee meetings during fiscal 2007 averaged 96% for our directors as a group. We encourage our directors to attend our Annual Meetings and believe that attendance at our Annual Meetings is just as important as attendance at meetings of our Board and its committees. In fact, we typically schedule Board and committee meetings to coincide with the dates of our Annual Meetings. All of our directors attended last year’s Annual Meeting.

Our Board has three standing committees: an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Reports of each of these committees are included in this Proxy Statement. The primary functions of these committees are set forth below:

Audit Committee

•	decide whether to appoint our independent auditors;

•	pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•

assist our Board in its oversight of our financial statements, legal and regulatory compliance, independent auditors, internal audit function, internal control over financial reporting and management of financial and operational risks.

Compensation Committee

•	determine and approve the compensation of our executive officers;

•	make recommendations to our Board with respect to our incentive compensation and equity-based plans that are subject to the approval of our Board; and

•	assist our Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function.

Corporate Governance and Nominating Committee

•	recommend individuals to our Board for nomination, election or appointment as members of our Board and its committees;

•	oversee the performance evaluations of our Chief Executive Officer (CEO) and our Board;

•	review and concur in senior management succession plans;

•	take a leadership role in shaping our corporate governance; and

•	review periodically the form and amounts of director compensation and make recommendations to our Board with respect thereto.

Employee directors do not serve on our Board’s standing committees. The following table summarizes fiscal 2007 membership on each Board standing committee and the number of committee meetings held.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
John H. Bryan	✓	✓	Chair
Claes Dahlbäck	✓	✓	✓
Stephen Friedman	✓	✓	✓
William W. George	✓	✓	✓
Rajat K. Gupta	✓	✓	✓
James A. Johnson	✓	Chair	✓
Lois D. Juliber	✓	✓	✓
Edward M. Liddy	Chair*	✓	✓
Ruth J. Simmons		✓	✓
Meetings held during fiscal 2007:	10	6	5

*	Mr. Liddy has been the Chair of our Audit Committee since May 2007. Prior to his resignation in May 2007, Lord Browne of Madingley had been the Chair of our Audit Committee and a member of our Compensation and Corporate Governance and Nominating Committees.

Non-Employee Directors’ Meetings

In addition to the meetings of the committees of our Board listed in the table above, our Non-Employee Directors met four times in executive session during fiscal 2007. Our presiding director, the Chair of our Corporate Governance and Nominating Committee, presided at these executive sessions.

Executive Succession Planning

Our Corporate Governance and Nominating Committee and our CEO have collaborated in the development of a comprehensive program for emergency and long-term executive succession, which the Committee reviews with our CEO annually. Consistent with our culture, our goal is to always be in a position to appoint our most senior executives from within the firm. Individuals who are identified as having potential for senior executive positions are evaluated by the Committee, in part utilizing the results of the firm’s “360 degree” feedback process. The careers of such persons are monitored to ensure that over time they have appropriate exposure both to the Board and to our diverse businesses globally. These individuals interact with our Board in various ways, including through participation in certain Board meetings and other Board-related activities and meetings with individual directors, both in connection with director visits to our business units around the world and otherwise.

We believe that our Board fully understands the firm’s culture and strategic needs and that our succession program should ensure a smooth transition with respect to senior executive appointments.

Compensation Discussion and Analysis

The following is a discussion of how our Compensation Committee determined the compensation of our Chairman and CEO, Lloyd C. Blankfein, our Presidents and Chief Operating Officers (COOs), Gary D. Cohn and Jon Winkelried, our Chief Financial Officer (CFO), David A. Viniar, and our Chief Administrative Officer (CAO), Edward C. Forst* (collectively, our Named Executive Officers or NEOs), with respect to our 2007 fiscal year.

Objectives in Setting the Compensation of Our NEOs

Our Compensation Committee determines the compensation to be paid to our NEOs, and that determination is approved by the independent members of our Board. The following are the principal objectives in setting the compensation of our NEOs:

•

To reward our NEOs for their contribution to our overall success during the relevant fiscal year, measured primarily by reference to our operating results and other financial indicators we believe are related to the creation of shareholder value (for example, book value per share), both on an absolute basis and by comparison to the performance of our competitors;

•	To align the interests of our NEOs with the long-term interests of our shareholders by paying a significant portion of their compensation in the form of equity-based awards;

•

To retain and motivate our NEOs, whose efforts and judgments are vital to our continued success, by setting their compensation at appropriate and competitive levels relative to each other, to our other senior executives and to senior executives at our competitors;

•	To compensate our NEOs appropriately in light of their individual performance during the fiscal year, by considering a performance evaluation for each of them for the fiscal year:

°

Pursuant to its charter, in November of each year our Corporate Governance and Nominating Committee, which includes all members of our Compensation Committee, evaluates our CEO’s performance before our Compensation Committee determines our CEO’s compensation for that fiscal year. The Corporate Governance and Nominating Committee evaluation takes into account the results from our “360 degree” feedback process, which reflects input regarding an array of performance measures from a number of employees, including peers, employees who are senior to the individual, if any, and employees who are junior to the individual. Included in the feedback process is also an assessment of the individual’s contributions to hiring, mentoring, training and diversity.

°

Our other NEOs are evaluated as a part of our “360 degree” feedback process, and our CEO discusses the performance of our other NEOs, including these evaluations, with our Corporate Governance and Nominating Committee before our Compensation Committee determines our other NEOs’ fiscal year compensation;

•

To perpetuate the sense of partnership and teamwork that exists among our Participating Managing Directors (PMDs), who are our most senior employees, by ensuring that our NEOs (all of whom are PMDs) participate in compensation plans, programs and other benefits that are provided broadly to other PMDs; and

•

To permit, to the extent deemed appropriate by our Compensation Committee, the bonuses paid to our NEOs to be tax deductible to us as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (Section 162(m)).

*	Mr. Forst no longer is our CAO.

Elements of NEO Compensation

For fiscal 2007, the compensation program for our NEOs included the following elements:

•	Base salary

•	Year-end bonus paid in the form of:

°	Cash

°	Restricted Stock Units (RSUs)

°	Options to purchase shares of Common Stock (Options)

•	Participation in our:

°	Goldman Sachs Gives Program (Goldman Sachs Gives)

°	Non-Qualified Deferred Compensation Plan for U.S. PMDs (NQDC plan)

°	PMD Discount Stock Program (DSP)

°	Goldman Sachs Employees’ Profit Sharing Retirement Income Plan (PSP) and Money Purchase Pension Plan (MPP), both of which are tax-qualified retirement plans

•	Other benefits and perquisites

See Details of the Elements of Our NEOs’ Compensation below for further information about the elements of our NEOs’ compensation.

Process for Determining Our NEOs’ Total Compensation

The following is a discussion of how our Compensation Committee determined our NEOs’ fiscal 2007 compensation.

Information Considered by Our Compensation Committee

Our Compensation Committee considered information from a number of sources in making its compensation decisions for fiscal 2007, including:

Information Provided by Our CFO. Our CFO provided our Compensation Committee with projections of our fiscal 2007 financial performance, including: our net revenues, ratio of compensation and benefits expense to net revenues (compensation ratio), net earnings and diluted earnings per share. In addition, he provided our Compensation Committee with certain financial information based on the fiscal 2007 third quarter results reported by The Bear Stearns Companies Inc. (Bear Stearns), Citigroup Inc., J.P. Morgan Chase & Co. (J.P. Morgan), Lehman Brothers Holdings Inc. (Lehman Brothers), Merrill Lynch & Co., Inc. (Merrill Lynch) and Morgan Stanley (collectively, our core competitors). That information included net revenues, net earnings before taxes and diluted earnings per share for our core competitors, and the compensation ratio for our core competitors that are investment banks (Bear Stearns, Lehman Brothers, Merrill Lynch and Morgan Stanley).

Information Provided by Our HCM Division. Our Compensation Committee asked our Human Capital Management Division (HCM Division) to provide the Committee with the following “benchmarking” information relating to compensation and plan design for senior executives at certain other firms. The Compensation Committee asked for this information in order to gain a general sense of compensation levels and programs at these firms, not to set specific benchmarks for total compensation or any individual element of compensation for our NEOs.

•	Our core competitors: Fiscal 2006 compensation levels, including benefits and perquisites, paid to the named executive officers of our core competitors based on an analysis of public filings, and projected fiscal 2007 compensation for the chief executive officer of each firm, based on changes in diluted earnings per share and share price for each firm as reflected in their reported nine-month results.

•

Additional Fortune 100 financial services firms: Compensation plan design, including benefits and perquisites, based on an analysis of public filings, for the named executive officers at certain additional Fortune 100 financial services firms. Information was provided with respect to American International Group, Inc., American Express Company, Bank of America Corporation, The Hartford Financial Services Group, Inc., MetLife, Inc., Prudential Financial, Inc., Wachovia Corporation, Washington Mutual, Inc. and Wells Fargo & Company. Our Compensation Committee requested information about this broader group of financial services firms to ensure that it considered a wide array of potential compensation plan designs.

•

Certain hedge funds and private equity firms: Compensation paid to the highest paid employees of The Blackstone Group LP, Fortress Investment Group LLC and Och-Ziff Capital Management Group LLC based on an analysis of public filings, and of non-public hedge funds and private equity firms based on an analysis of other sources of available information. Our Compensation Committee considered compensation information about these entities because we compete with them when hiring and seeking to retain talented senior employees.

Our HCM Division also provided our Compensation Committee with “tally sheets” for our NEOs, which set forth in one place, for the Compensation Committee’s reference during compensation discussions, salary, benefits and certain other items for fiscal 2007. Finally, the head of our HCM Division discussed with our Corporate Governance and Nominating Committee the results of the “360 degree” feedback process for our CEO.

Information Provided by Our Independent Consultant. Our Compensation Committee adopted a consultant policy in 2007 under which at least one compensation consultant (our Independent Consultant) retained by our Compensation Committee must provide services solely to our Compensation Committee and not in any other capacity to the firm. Under our consultant policy, our Independent Consultant is able to review the information provided by our other compensation consultants, our CFO and our HCM Division. For fiscal 2007, our Compensation Committee engaged Semler Brossy Consulting Group as our Independent Consultant.

During fiscal 2007, our Compensation Committee asked our Independent Consultant to assess our compensation program for our PMDs, including our NEOs, and the decision-making process with respect to that program. While our Independent Consultant undertook an assessment of our overall PMD compensation program and our process for determining PMD compensation, our Independent Consultant was not involved in determining the amount of any NEO’s compensation in any year. In connection with its assessment of our compensation decisions for fiscal 2006, our Independent Consultant provided a report to our Compensation Committee that included the following conclusions:

•	Our fiscal 2006 ratio of compensation and benefits to net revenues was modest relative to that of our core competitors; and

•	Our CEO’s compensation continues to be closely aligned with changes in our financial performance.

Information Provided by an Additional Compensation Consultant. Our Compensation Committee engaged McLagan Partners (McLagan), a compensation consultant, to provide the Committee with summary information on an unattributed basis about compensation paid for 2006 to the most highly paid employees at certain financial services firms participating in a voluntary survey of compensation levels conducted by McLagan. The participating firms consisted of our core competitors (excluding J.P. Morgan), plus Credit Suisse Group. The Committee also engaged McLagan to provide a summary of the equity compensation plans at our core competitors, also on an unattributed basis.

Management Recommendations to Our Compensation Committee

Our CEO submitted year-end bonus recommendations to our Compensation Committee for our other NEOs. These recommendations were subjective determinations based on the information discussed above and were consistent with our compensation objectives.

Our CEO made his recommendation for our CFO’s year-end bonus after discussion with our COOs, and for our CAO’s year-end bonus after consultation with our COOs and CFO. After consulting with our COOs, CFO and General Counsels, our CEO recommended to the Committee the form (cash versus equity-based compensation and the types and terms of equity-based compensation) in which year-end bonuses should be paid to our employees, including our NEOs.

Our CEO did not make recommendations about the amount of his own year-end bonus.

Determination of Amounts to Be Paid

Our Compensation Committee determined to pay to each of our NEOs the salary and year-end bonus set forth in the following table. The determinations of the amounts to be paid were not formulaic and were not based on specific firmwide or individual performance targets or objectives; rather, such determinations were subjective and made in light of our compensation objectives and the factors described below.

Name	2007 Salary	2007 Year-End Bonus*	2007 Total**	Equity-Based Compensation as % of 2007 Total	RSUs as a % of 2007 Equity-Based Compensation	Options as a % of 2007 Equity-Based Compensation
Lloyd C. Blankfein	$600,000	$67,900,000	$68,500,000	60%	60%	40%
Gary D. Cohn	$600,000	$66,900,000	$67,500,000	60%	60%	40%
Jon Winkelried	$600,000	$66,900,000	$67,500,000	60%	60%	40%
David A. Viniar	$600,000	$56,900,000	$57,500,000	60%	60%	40%
Edward C. Forst	$600,000	$43,400,000	$44,000,000	60%	60%	40%

*	Includes $24,500 MPP contribution. See Details of the Elements of Our NEOs’ Compensation — Qualified Retirement Benefits below for a discussion of our MPP. Does not include approximately $210,000 Goldman Sachs Gives contribution. See Details of the Elements of Our NEOs’ Compensation — Goldman Sachs Gives Contribution below for a description of the Goldman Sachs Gives Program.

**	The “2007 Total” does not reflect the accounting charge for RSUs awarded to our NEOs for fiscal 2004, 2005 and 2006; the value of Discount RSUs (as defined below) received for fiscal 2007; with respect to the number of 2007 RSUs received, the difference between the grant date price shown in our 2007 Summary Compensation Table under the heading “Stock Awards” and the ten-trading-day average price used for determining the number of RSUs granted; or the value of the amounts shown in our 2007 Summary Compensation Table under the headings “All Other Compensation” and “Change in Pension Value.” See Factors Given Little or No Consideration below for a discussion of the reasons why certain of those amounts are not included in this table.

The most important factors our Compensation Committee considered in setting our NEOs’ fiscal 2007 compensation were:

•

The strength of our fiscal 2007 financial performance relative to our fiscal 2006 financial performance and relative to our core competitors’ financial performance in 2007 (particularly in light of the difficult market conditions experienced in fiscal 2007). At the time the Committee made compensation decisions, our financial performance was very strong relative to our core competitor group in terms of year-on-year growth in net revenues, net earnings and earnings per share. Based on final 2007 results, we had the highest growth in the group for each of these measures. For fiscal 2007, we achieved record net revenues (a 22% increase over fiscal 2006), net earnings (a 22% increase over fiscal 2006) and diluted earnings per common share

(a 26% increase over fiscal 2006), including record net revenues for each of our operating segments (an increase over fiscal 2006 of 34% for Investment Banking, 22% for Trading and Principal Investments, and 11% for Asset Management and Securities Services) and record net revenues in the Americas, Europe and Asia. Our book value per common share increased 25% in fiscal 2007, despite our repurchase of nearly $9 billion worth of our Common Stock during the year; and

•	The evaluation of each of our NEO’s individual performance.

In establishing the amount and form of our NEOs’ compensation, our Compensation Committee made the following determinations:

•

Based on the information provided to our Committee by our CFO, our HCM Division and our compensation consultants discussed above, fiscal 2006 compensation levels for our NEOs were appropriate and therefore established a starting point for determining changes in year-end bonuses for fiscal 2007;

•	Each of our NEO’s individual performance in fiscal 2007 was exceptional and contributed significantly to our financial results in fiscal 2007;

•

In light of our NEOs’ performance and our firm’s outstanding financial performance for fiscal 2007, both on an absolute and a relative basis compared to our core competitors, our NEOs’ year-end bonuses should be increased for fiscal 2007 from the amounts that each received for fiscal 2006, and the increase in the amount of year-end bonuses should take into account the increases from fiscal 2006 to fiscal 2007 in net revenues, net earnings and diluted earnings per share;

•

Our CEO’s recommendations with respect to the amount of the increase for fiscal 2007 compensation and the proposed allocation of fiscal 2007 year-end bonuses among cash, RSUs and Options to be paid to our COOs, CFO and CAO were appropriate in light of our compensation objectives;

•

Because of the breadth and complexity of our businesses and our firmwide emphasis on teamwork, our CEO and COOs operate very much as a team and as a result the differential in compensation paid to our CEO and COOs has in the past been small. The Compensation Committee determined to continue that practice in setting fiscal 2007 year-end bonuses for each of them;

•

The percentage of the total of salary plus the year-end bonus paid in equity-based compensation relative to cash should be increased from approximately 50% equity-based compensation for fiscal 2006 to approximately 60% equity-based compensation for fiscal 2007 to align even further the interests of our NEOs with the interests of our shareholders. For fiscal 2007, the percentage of salary plus year-end bonus paid to our NEOs in the form of equity-based compensation exceeded the percentage for any of our other employees; and

•	Paying 60% of equity-based compensation in the form of RSUs and 40% in the form of Options for fiscal 2006 provided an appropriate mix of performance and retention incentives. Therefore:

°	No change was made in the percentage of equity-based awards paid for fiscal 2007 in the form of RSUs versus Options; and

°

Given the risks associated with Options becoming worthless in the event of a decline in the price of Common Stock, our Compensation Committee decided for fiscal 2007, as was done in fiscal 2006, that Options should be awarded only to the participants in our RPCP, including our NEOs, who are our employees most directly responsible for managing the firm and for the creation of shareholder value.

Additional Factors Considered by Our Compensation Committee

Our Compensation Committee considered the following additional factors in setting the compensation of our NEOs for fiscal 2007:

Ratio of Total Compensation and Benefits to Net Revenues. Our Compensation Committee considered the ratio of 43.9% to be an appropriate firmwide ratio in light of our financial performance in fiscal 2007. The ratio for fiscal 2007 is only slightly higher than the 43.7% ratio for fiscal 2006. In setting the ratio, our Compensation Committee seeks to balance the returns to our shareholders with the need to provide competitive compensation levels to our employees.

Section 162(m) Considerations. Our Compensation Committee set compensation for our NEOs in accordance with the terms of our RPCP, which is our shareholder-approved plan in which each of our Management Committee members and executive officers subject to Section 16 of the Securities Exchange Act of 1934 (Section 16 Executives), including our NEOs, participates. Twenty-one individuals participated in the RPCP for fiscal 2007. Under current law, our U.S. federal corporate tax deduction for compensation paid to our NEOs (other than our CFO) is limited to $1 million of non-performance-based compensation. Qualified performance-based compensation is not subject to the $1 million limit. Our RPCP is designed so that bonuses and related equity-based awards paid to our RPCP participants are qualified performance-based compensation.

Under our RPCP, the maximum bonus any participant can receive for a fiscal year is based on a percentage of the firm’s “pre-tax earnings” (as defined in our RPCP). Our Compensation Committee can set an actual bonus for an RPCP participant that is less than, but not more than, the maximum bonus. For fiscal 2007, the maximum bonus payable under our RPCP was equal to 0.69% of our pre-tax earnings (as defined in our RPCP) for that year. The actual bonus paid to each of our NEOs was less than the maximum amount permitted under our RPCP.

Factors Given Little or No Consideration

Our 2007 Summary Compensation Table reflects the accounting charge for certain RSUs awarded to our NEOs for fiscal 2004, 2005 and 2006 under the heading “Stock Awards.” Our Compensation Committee did not consider those amounts, or the outstanding value of any prior equity grants, in setting our NEOs’ fiscal 2007 year-end bonus because these awards were not related to our NEOs’ performance for fiscal 2007 and were considered in prior years at the time of grant.

In addition, our Compensation Committee did not consider the value of RSUs granted to certain of our NEOs under our DSP (DSP RSUs) in prior years, although our 2007 Summary Compensation Table reflects a portion of the accounting charge for these DSP RSUs under the heading “Stock Awards” and the 2007 Grants of Plan-Based Awards table reflects these DSP RSUs granted for fiscal 2006. Moreover, our 2007 Summary Compensation Table reflects the value of benefits and perquisites received by our NEOs in fiscal 2007 under the heading “All Other Compensation.” Our NEOs received these amounts pursuant to policies and plans established by our Compensation Committee. While our Compensation Committee was provided with tally sheets containing the estimated value of “All Other Compensation” items related to fiscal 2007 at the time our Compensation Committee determined our NEOs’ fiscal 2007 compensation, our Compensation Committee did not give such items significant consideration in setting the fiscal 2007 year-end bonuses.

Finally, while our 2007 Summary Compensation Table includes amounts attributable to changes in the present value of pension benefits for our NEOs under the heading “Change in Pension Value,” these amounts are de minimis and relate to the Goldman Sachs Employees’ Pension Plan (GS Pension Plan) that was frozen many years ago. Accordingly, our Compensation Committee did not consider these amounts in determining our NEOs’ fiscal 2007 compensation.

Details of the Elements of Our NEOs’ Compensation

Base Salary

All of our PMDs, including our NEOs, receive a base salary of $600,000 per year. We have paid the same base salary to all of our PMDs since we went public in 1999. Our Compensation Committee does not use base salary to differentiate between the contributions or performance level of our senior executives, but instead considers it a baseline compensation level that delivers current cash income to these executives.

Year-End Bonus

The cash and equity-based portions of the bonuses paid to our NEOs, as well as the amount of additional compensation received in connection with participation in Goldman Sachs Gives, are paid pursuant to our shareholder-approved RPCP. The RSUs and Options are granted under our shareholder-approved SIP.

Cash. The cash portion of our NEOs’ year-end bonus for fiscal 2007 was paid in early January 2008.

RSUs. The number of RSUs awarded to each NEO for fiscal 2007 was determined by dividing the dollar value of such NEO’s year-end bonus to be paid in the form of RSUs by $218.86 (the average closing price-per-share of Common Stock on the NYSE for the ten-trading-day period ending on November 30, 2007, which was the last day of our 2007 fiscal year). This ten-trading-day period is the same method used for determining the number of RSUs awarded to all of our employees (and to our non-employee directors) who received RSUs.

An RSU is an unfunded, unsecured promise by us to deliver a share of Common Stock to the holder on a predetermined date. Each of our employees who receives an RSU becomes, economically, one of our long-term shareholders, with the same interests as our other shareholders. This economic interest results because the amount a recipient ultimately realizes from an RSU depends on the value of Common Stock when actual shares are delivered and because each RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock at about the same time as those dividends are paid to our shareholders.

The RSUs granted for fiscal 2007 to participants in our RPCP, including our NEOs, were vested at grant and generally provide for shares of Common Stock to be delivered in January 2011, although delivery of shares may be accelerated in certain limited circumstances (e.g., in the event that the holder of the RSU (i) leaves us to accept a position, such as a position with a governmental agency, where retention of his or her RSU would create a conflict of interest or (ii) dies). Sixty percent of these RSUs can be forfeited if the holder becomes associated with a “competitive enterprise” before the end of our 2010 fiscal year. See Vesting of RSUs and Options below for additional detail regarding the vesting terms of our RSUs. RSUs are generally nontransferable.

Options. The number of Options awarded to each NEO for fiscal 2007 was determined by dividing 40% of equity-based compensation awarded to such NEO by the value attributed to each Option for financial reporting purposes. For fiscal 2007, that value was $51.04 per Option and is reflected in our 2007 Summary Compensation Table. For more details see footnote (d) to our 2007 Summary Compensation Table and Note 12 to our financial statements in our 2007 Annual Report on Form 10-K.

An Option is a right to purchase a share of Common Stock on or after a specified date at a fixed price (exercise price), subject to specified conditions. Options are designed to link the compensation of our NEOs directly to value creation for our shareholders because the amount (if any) each Option holder ultimately realizes from the Options depends solely on the increase in the value of shares of Common Stock from the grant date to the date the holder exercises them.

We granted Options to our NEOs as a part of their compensation for fiscal 2007 on December 19, 2007 with an Exercise Price of $204.16, which was the closing price-per-share of Common Stock on the NYSE on that date. The Options granted to NEOs were vested at grant, but do not generally become exercisable until January 2011, although exercisability of an Option may be accelerated in certain limited circumstances (e.g., in the event that the holder of the Option (i) leaves us to accept a position, such as a position with a governmental agency, where retention of his or her Options would create a conflict of interest or (ii) dies). The Options generally expire on November 24, 2017. Sixty percent of these Options can be forfeited if the holder becomes associated with a “competitive enterprise” before the end of our 2010 fiscal year. Options generally are nontransferable. Common Stock received on exercise of these Options prior to January 2013 generally will not be transferable until January 2013. See Vesting of RSUs and Options below for additional detail regarding the vesting provisions of our Options.

Vesting of RSUs and Options. When we say an RSU or an Option is “vested,” we mean that the holder is not required to continue to be employed by us in order to retain it. However, vested RSUs and Options still may be forfeited in certain circumstances, for example, if the holder engages in conduct constituting “cause.” In addition, as noted above, 60% of the RSUs and Options granted to our NEOs and other participants in our RPCP for fiscal 2007 will be forfeited if the holder becomes associated with a “competitive enterprise” on or before November 26, 2010. See Potential Payments Upon Termination or Change-in-Control for the meanings of terms defined under our SIP.

Right to Recoup RSU and Option Payments. We retain the right to require an employee to repay to us the fair market value of the shares of Common Stock received by them in respect of RSUs or repay to us the spread on the shares of Common Stock received upon exercise of Options by them, as the case may be, if we determine following delivery or exercise that he or she failed to meet the conditions for delivery of such shares or exercise of such Options. See Potential Payments upon Termination or Change-in-Control for a further discussion of the treatment of RSUs and Options upon termination of employment or a change-in-control.

Timing of Grants of RSUs and Options. Our Compensation Committee has followed a practice of granting year-end RSUs (other than RSUs received pursuant to our DSP) to non-Section 16 Executives on the last day of our fiscal year, with year-end bonuses generally being communicated to our employees by mid-December. Because SEC rules require that public disclosure of equity awards to Section 16 Executives be made within two business days of the date of grant, our Compensation Committee has followed a practice under which it grants equity awards to Section 16 Executives, which include our NEOs, after we have communicated fiscal year-end bonuses to the rest of our employees. Accordingly, grants of RSUs and Options were made to our NEOs on December 19, 2007.

Equity Ownership Requirement and Hedging Policies

Each of our CEO, CFO, COOs and Vice Chairmen (or, in certain cases, estate planning entities established by such persons), is required by our Shareholders’ Agreement to retain sole beneficial ownership of a number of shares of Common Stock equal to at least 75% of the shares he has received under our SIP since becoming a senior executive officer (not including any shares received in connection with Goldman Sachs’ initial public offering, or as a result of any acquisition by Goldman

Sachs, and less allowances for the payment of any option exercise price and taxes). See Voting Instructions and Information — How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans? above for a description of our Shareholders’ Agreement.

Our Section 16 Executives, including our NEOs, are prohibited from hedging Common Stock or their equity-based awards.

Goldman Sachs Gives Contribution

We established our Goldman Sachs Gives program in order to coordinate, facilitate and encourage global philanthropy by our PMDs. Our Goldman Sachs Gives program involves charitable organizations formed in the U.S. and the U.K. and similar charitable organizations or other mechanisms established in other jurisdictions (each, a Goldman Sachs Gives Charity).

Each of our PMDs, including our NEOs, was given an opportunity for fiscal 2007 to participate in Goldman Sachs Gives by having us make a contribution out of the PMD’s compensation to a Goldman Sachs Gives Charity on his or her behalf. The amount that we contribute to a Goldman Sachs Gives Charity on behalf of a PMD is additional taxable compensation to such PMD and deductible compensation expense to us. For fiscal 2007, all of our NEOs elected to participate in Goldman Sachs Gives.

Each Goldman Sachs Gives contribution made on behalf of an NEO is tracked in a separate account for that NEO and is invested in one or more investment alternatives managed by our subsidiary, Goldman Sachs Asset Management (GSAM). Each NEO can recommend the charitable organizations to which grants are made from his account. Neither the Goldman Sachs Gives Charities nor the separate accounts pay investment adviser or management fees to GSAM, and we otherwise cover the costs associated with administering the program. Similar arrangements exist for our other PMDs.

For fiscal 2007, our Compensation Committee set the aggregate level of the Goldman Sachs Gives contribution, which resulted in a contribution to each participating PMD’s separate account, including each NEO, of approximately $210,000. In deciding that this amount was appropriate, our Compensation Committee took into account philanthropic objectives and the impact on our earnings.

Our PMD Discount Stock Program

Our NEOs are eligible to participate in our DSP, the purpose of which is to encourage the acquisition and long-term holding of shares of Common Stock by our PMDs. Under the DSP, our NEOs were given an opportunity to request the use of up to $2 million of their year-end cash bonuses to acquire RSUs (Base RSUs) at an effective 25% discount from the closing price-per-share of Common Stock on the NYSE on a pre-determined date (December 19, 2007 ($204.16) for the fiscal 2007 program). The 25% discount is accomplished by a grant of RSUs (Discount RSUs) equal to one-third of the number of Base RSUs. Although our NEOs were not permitted to participate in the DSP in prior years, consistent with our objective of perpetuating a sense of partnership among our PMDs and aligning the interests of our senior executives with those of our shareholders, our NEOs were permitted to participate in the DSP for 2007.

Base RSUs are 100% vested when granted and are not forfeitable for any reason. Shares of Common Stock underlying the Base RSUs granted to our NEOs were delivered in January 2008, but generally will not be transferable prior to January 2011. One-half of the Discount RSUs granted to our NEOs will vest in each of November 2009 and November 2010, and shares underlying vested Discount RSUs generally will be delivered in January 2011.

The following table shows for each of our NEOs the number of Base RSUs and Discount RSUs acquired and the value of Discount RSUs acquired for fiscal 2007:

Name	Number of Base RSUs	Number of Discount RSUs	Value of Shares Underlying Discount RSUs*
Lloyd C. Blankfein	9,797	3,266	$666,787
Gary D. Cohn	9,797	3,266	$666,787
Jon Winkelried	9,797	3,266	$666,787
David A. Viniar	9,797	3,266	$666,787
Edward C. Forst	9,797	3,266	$666,787

*	Based on the closing price-per-share of Common Stock ($204.16) on the NYSE on December 19, 2007, the date of grant.

Non-Qualified Deferred Compensation Plan

Our NEOs are eligible to participate in our unfunded NQDC plan, which we have made available as a means of attracting and retaining key employees. Each participant in our NQDC plan can elect to defer up to $1 million of his or her fiscal 2007 bonus for up to the later of (i) 10 years or (ii) six months after termination of his or her employment. Amounts deferred under our NQDC plan generally are not forfeitable and are adjusted based on the performance of certain available “notional investments” selected by each participant. Distributions from our NQDC plan generally may be made in a lump sum cash payment or in 11 annual installments at the participant’s election.

Our NEOs generally are not subject to U.S. federal income tax on amounts that they defer or on any “notional investment” earnings until those amounts are distributed to them, and we do not take a tax deduction on these amounts until they are distributed. For accounting purposes, we recognize as a compensation expense the amounts deferred under these plans in the year in which they are deferred.

For additional information regarding amounts deferred by our NEOs under our NQDC plan, see our 2007 Non-Qualified Deferred Compensation table.

Qualified Retirement Benefits

Each of our NEOs participates in our PSP and MPP, which are tax-qualified retirement plans. These plans are available to all our eligible employees on the same terms. Our PSP enables participants to make pre-tax and “Roth” after-tax 401(k) contributions and also permits us to make “profit sharing” contributions that are allocated to participants in accordance with the terms of the PSP. For fiscal 2007, each of our NEOs received a PSP contribution of $5,000. Our MPP provides participants with a formula benefit, subject to limits contained in the Internal Revenue Code. Each of our NEOs participated in our MPP and received an MPP benefit of $24,500 for fiscal 2007. The PSP and MPP are provided in order to offer benefit plans that are competitive and tax-effective to both us and our employees. Our contribution under the MPP forms a part of the bonus paid to each NEO. Effective for fiscal 2008, in connection with a redesign of our retirement programs, our MPP was frozen and no participant will receive any future contributions thereunder.

Perquisites and Other Benefits

As described in footnote (e) of our 2007 Summary Compensation Table, in fiscal 2007 our NEOs received certain benefits that are considered “perquisites” required to be disclosed as part of their compensation. These included financial and benefits counseling services provided by our affiliate, Ayco, a car and driver and, in the case of our CAO, relocation and international assignment benefits and tax reimbursement payments.

The financial and benefits counseling services and the provision of a car and driver provide our NEOs with more time to focus on the needs of our business. The financial and benefits counseling services provided to our PMDs, including our NEOs, also assist our PMDs with tax and regulatory compliance. In addition, we provide our NEOs with a car and driver for security reasons. These perquisites do not represent a material portion of the compensation paid for fiscal 2007 to any of our NEOs.

Our NEOs also receive certain other perquisites which have little or no incremental cost to us. These are also described in footnote (e) to our 2007 Summary Compensation Table.

Our NEOs participate in our executive medical and dental program, are eligible for our retiree medical program (Retiree Medical Program) and receive executive life insurance and long-term disability insurance coverage, the premiums for which are shown under the heading “All Other Compensation” in our 2007 Summary Compensation Table. In general, these programs are consistent with programs made available to all of our PMDs. Moreover, our Compensation Committee believes that the level of benefits provided to our PMDs, including our NEOs, is appropriate and is consistent with competitive compensation practices.

At our request, Mr. Forst, our CAO at the time, relocated to our London office in April 2007. As a result, he received relocation and international assignment benefits as well as tax reimbursement payments for fiscal 2007, which are disclosed in footnote (e) to our 2007 Summary Compensation Table.

Conclusion

We believe that our compensation programs have been appropriately designed to attract, retain and motivate our employees, including our NEOs, drive financial performance, encourage teamwork throughout our firm and align the interests of our employees with the long-term interests of our shareholders. We believe that our outstanding financial performance over the past several years, both on an absolute basis and in comparison to our core competitors, is due in part to the effectiveness of our compensation programs.

Executive Compensation

The following table sets forth the compensation for fiscal 2007, in compliance with the reporting requirements of the SEC, for our NEOs. As required by the SEC, our 2007 Summary Compensation Table includes expense we recognized in fiscal 2007 for equity-based awards granted in prior years.

2007 Summary Compensation Table (a)

Name and Principal Position	Year	Salary	Bonus (b)	Stock Awards (c)	Option Awards (d)	Change in Pension Value	All Other Compensation (e)	Total (a)
Lloyd C. Blankfein Chairman and Chief Executive Officer	2007	$600,000	$26,985,474	$25,913,753	$16,440,188	$780	$384,157	$70,324,352
Gary D. Cohn President and Chief Operating Officer	2007	$600,000	$26,585,474	$28,771,546	$16,200,096	$45	$354,196	$72,511,357
Jon Winkelried President and Chief Operating Officer	2007	$600,000	$26,585,474	$27,837,144	$16,200,096	$342	$232,370	$71,455,426
David A. Viniar Chief Financial Officer	2007	$600,000	$22,585,474	$21,119,365	$13,800,195	$1,370	$360,732	$58,467,136
Edward C. Forst Chief Administrative Officer	2007	$600,000	$17,185,474	$16,662,772	$10,560,176	$6	$4,050,154	$49,058,582

(a)	Set forth below is a reconciliation of the Total disclosed above to the salary and year-end bonus determined by our Compensation Committee for each of our NEOs. See Compensation Discussion and Analysis — Process for Determining Our NEOs’ Total Compensation — Determination of Amounts to Be Paid for a discussion of our Compensation Committee’s determination of the amounts to be paid to each of our NEOs.

Name	2007 Summary Compensation Table Total	(-) Goldman Sachs Gives Contribution	(-) All Other Compensation (Excluding $24,500 MPP Contribution)	(-) Change in Pension Value	(+) Difference in 2007 RSUs at Grant Date Price vs. Ten-Trading-Day Average Price	(-) Expense for Prior Year Awards*	(=) Committee Approved 2007 Compensation
Mr. Blankfein	$70,324,352	$209,974	$359,657	$780	$1,656,084	$2,910,025	$68,500,000
Mr. Cohn	$72,511,357	$209,974	$329,696	$45	$1,632,019	$6,103,661	$67,500,000
Mr. Winkelried	$71,455,426	$209,974	$207,870	$342	$1,632,019	$5,169,259	$67,500,000
Mr. Viniar	$58,467,136	$209,974	$336,232	$1,370	$1,389,944	$1,809,504	$57,500,000
Mr. Forst	$49,058,582	$209,974	$4,025,654	$6	$1,063,540	$1,886,487	$44,000,000

*	Includes expense for 2004 awards for Messrs. Blankfein and Viniar, 2004 and 2005 awards for Messrs. Cohn and Winkelried and 2004 and 2006 awards for Mr. Forst.

(b)	Of this amount, each of our NEOs used $2,000,000 to acquire Base RSUs under our DSP. For a discussion of our DSP, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Our PMD Discount Stock Program.

(c)

As required by SEC rules, this column includes the dollar amount we recognized as fiscal 2007 compensation and benefits expense for financial statement reporting purposes under SFAS No. 123R with respect to RSUs granted for 2007 and prior years to our NEOs. The amounts in this column include expense for prior year awards as set forth above in footnote (a). The amount of compensation that our Compensation Committee determined to pay to each of our NEOs for fiscal 2007 in year-end RSUs is different than the accounting charge for such RSUs reflected in the table, and this difference is set forth above in footnote (a). The number of year-end RSUs awarded to each NEO was determined by dividing the dollar amount of compensation to be paid in year-end RSUs by the average closing price-per-share of Common Stock on the NYSE for the ten-trading-day period ending on November 30, 2007 ($218.86), whereas the accounting charge for fiscal 2007 year-end RSUs is based on the closing price-per-share of Common Stock on the NYSE on December 19, 2007, the date of grant ($204.16). For a discussion of the calculation of the grant date fair value of the year-end RSUs, see Note 12 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

(d)	This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2007 for Options granted for fiscal 2007 in accordance with SFAS No. 123R. The exercise price of each option ($204.16) is equal to the closing price-per-share of Common Stock on the NYSE on December 19, 2007, the date the Options were granted. The amounts shown in this column are based on the grant date fair value of $51.04. Fair value was estimated as of the grant date based on a Black-Scholes option pricing model, which incorporates a liquidity discount on the value of the Common Stock underlying the award. The primary inputs to the option valuation model were: 35% expected volatility; 4.0% risk-free interest rate; 0.7% dividend yield; 7.5 year expected life; and the discounted value of Common Stock underlying the award. The Options become exercisable in January 2011; however, the underlying Common Stock cannot be transferred before January 2013. For purposes of computing the Option value under Black-Scholes, the value of the underlying Common Stock reflects a 24% liquidity discount as a result of this transfer restriction. The liquidity discount was based on the pre-determined written liquidity discount policies used in the preparation of our financial statements. The values of Options given in this table are hypothetical and have been provided solely to comply with the SEC’s disclosure rules. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of Common Stock on the date that the Option is exercised.

For a discussion of the calculation of the grant date fair value of the Options, see Note 12 to our audited financial statements included in our 2007 Annual Report on Form 10-K. For information with respect to current litigation challenging this Option valuation methodology, see Executive Compensation Litigation.

(e)	The charts below reflect benefits and perquisites contained in the “All Other Compensation” column above.

Name	MPP Contribution	Term Life Insurance Premium	PSP Contribution	Executive Medical and Dental Plan Premium Payments	Long-Term Disability Insurance Premium	Executive Life Premium
Mr. Blankfein	$24,500	$162	$5,000	$42,466	$1,094	$13,670
Mr. Cohn	$24,500	$162	$5,000	$42,466	$1,094	$8,874
Mr. Winkelried	$24,500	$162	$5,000	$42,466	$1,094	$9,208
Mr. Viniar	$24,500	$162	$5,000	$42,466	$1,094	$13,095
Mr. Forst	$24,500	$162	$5,000	$42,466	$1,094	$8,874

Name	Financial and Benefits Counseling Services	Car/ Driver*	Relocation Expense	International Assignment Benefits	Tax Reimbursement**
Mr. Blankfein	$61,246	$233,053	—	—	—
Mr. Cohn	$60,328	$210,180	—	—	—
Mr. Winkelried	$37,523	$109,592	—	—	—
Mr. Viniar	$44,238	$224,934	—	—	—
Mr. Forst	$56,619	$148,644	$568,679	$1,101,380	$2,092,465

*	Provided for security reasons. Amounts reflect the aggregate cost to us without deducting costs attributable to business use. The aggregate cost for providing a car and driver is determined on an annual basis and includes annual driver compensation (calculated to reflect the percentage of the driver’s time dedicated to the NEO), annual car lease and insurance cost as well as miscellaneous variable expenses, including mobile phone, fuel, car maintenance, tolls and parking.

**	Consists of tax reimbursements in connection with Mr. Forst’s relocation and international assignment.

During fiscal 2007, we made available financial and benefits counseling services to approximately 250 of our PMDs, including our NEOs. The aggregate incremental cost of financial and benefits counseling services is determined based on the number of hours of service provided by, and compensation paid to, individual service providers.

We provide to our NEOs, at no incremental out-of-pocket cost to the firm, discounts in connection with transactions in Goldman Sachs brokerage accounts, waived or reduced fees and overrides in connection with investments in certain Goldman Sachs-managed funds and certain negotiated discounts with third-party vendors, in each case on the same terms as are provided to other PMDs. We also provide them with in-office meals, the incremental cost of which is included in the “All Other Compensation” column above.

We make available for business use to our NEOs private aircraft in which we own a fractional interest. Our general policy is not to permit our NEOs (or other employees) to use such aircraft for personal use. During fiscal 2007, there were limited instances in which certain of our NEOs brought personal guests as passengers on business-related flights. In such cases, the NEOs were required to pay us an amount equal to the greater of: (a) the aggregate incremental cost to us of the usage by such guests; and (b) the price of a first-class commercial airline ticket for the same trip.

2007 Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards granted to our NEOs during fiscal 2007. These awards are reported below because they were granted on December 15, 2006, during fiscal 2007, even though they were granted as compensation for fiscal 2006. The table does not include awards granted after our fiscal year-end as compensation for fiscal 2007, although the compensation expense for these awards was recognized in fiscal 2007 and is included in the 2007 Summary Compensation Table. See Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Year-End Bonus for a discussion of the December 19, 2007 grants.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (a)	All Other Option Awards: Number of Securities Underlying Options (#) (b)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (c)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Lloyd C. Blankfein	12/15/2006	—	—	—	77,776	209,228	$199.84	$25,995,787
Gary D. Cohn	12/15/2006	—	—	—	76,288	205,228	$199.84	$25,498,585
Jon Winkelried	12/15/2006	—	—	—	76,288	205,228	$199.84	$25,498,585
David A. Viniar	12/15/2006	—	—	—	56,942	153,184	$199.84	$19,032,362
Edward C. Forst	12/15/2006	—	—	—	59,866	121,120	$199.84	$18,014,777

(a)	Consists of fiscal 2006 year-end RSUs as well as DSP RSUs granted to Mr. Forst under the fiscal 2006 DSP. Forty percent of the fiscal 2006 year-end RSUs were vested on the grant date. As described more fully in footnote (a) to the 2007 Option Exercises and Stock Vested table, on November 30, 2007, the remaining 60% became vested subject to forfeiture if the holder becomes associated with a “competitive enterprise” prior to November 27, 2009. For a discussion of RSUs, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Year-End Bonus — RSUs. The Discount RSUs granted under the fiscal 2006 DSP vest 50% on November 28, 2008 and 50% on November 27, 2009. For a discussion of the DSP, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Our PMD Discount Stock Program. Each RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders.

(b)	Forty percent of these Options vested on the grant date. As described more fully in footnote (a) to the 2007 Outstanding Equity Awards at Fiscal Year-End table, on November 30, 2007, the remaining 60% became vested subject to forfeiture if the holder becomes associated with a “competitive enterprise” prior to November 27, 2009. See Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Year-End Bonus — Options for a description of the terms of Options.

(c)	Computed in accordance with SFAS No. 123R. For a discussion of the calculation of the fair value of the awards, see Note 12 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

2007 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards (unexercised Options and unvested Discount RSUs) held by each NEO as of November 30, 2007, our fiscal year-end. The table does not include unvested Discount RSUs and unexercised Options granted as part of fiscal 2007 compensation after our fiscal year-end on December 19, 2007.

Name	Option Awards					Stock Awards
	Option Award Year	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Lloyd C. Blankfein	2006	—	209,228	$199.84	11/25/2016	—	—
	2005	—	218,872	$131.64	11/27/2015
	2002	137,670	—	$78.87	11/30/2012
	2001	180,676	—	$91.61	11/25/2011
	2000	90,681	—	$82.88	11/26/2010

Gary D. Cohn	2006	—	205,228	$199.84	11/25/2016	1,267	$287,153
	2005	—	253,816	$131.64	11/27/2015
	2002	130,425	—	$78.87	11/30/2012
	2001	165,137	—	$91.61	11/25/2011
	2000	73,653	—	$82.88	11/26/2010

Jon Winkelried	2006	—	205,228	$199.84	11/25/2016	—	—
	2005	—	220,392	$131.64	11/27/2015
	2002	132,840	—	$78.87	11/30/2012
	2001	171,352	—	$91.61	11/25/2011
	2000	87,144	—	$82.88	11/26/2010

David A. Viniar	2006	—	153,184	$199.84	11/25/2016	—	—
	2005	—	135,312	$131.64	11/27/2015
	2002	50,751	—	$78.87	11/30/2012
	2001	99,872	—	$91.61	11/25/2011
	2000	67,326	—	$82.88	11/26/2010

Edward C. Forst	2006	—	121,120	$199.84	11/25/2016	3,337	$756,298
	2005	—	117,080	$131.64	11/27/2015
	2002	65,238	—	$78.87	11/30/2012
	2001	87,440	—	$91.61	11/25/2011
	2000	39,969	—	$82.88	11/26/2010

(a)	The following chart sets forth information on the exercisability of Option awards, all of which are vested. The terms applicable to Options granted for fiscal 2005 and 2006 were amended to make them consistent with the terms of our fiscal 2007 Option awards (i.e., by making them fully vested but subjecting 60% of the awards to forfeiture for violating a non-competition condition through the last day of the third fiscal year after grant). Prior to this amendment, these awards were 40% vested, but provided for immediate vesting of the remaining 60% upon a holder’s “retirement,” subject to meeting a non-competition condition through the last day of the third fiscal year after grant. Because our NEOs all are “retirement” eligible under these Options, this amendment to their awards had no economic impact on the firm or our NEOs.

Year-End Option Award	Exercisability
2006	January 2010
2005	January 2009
2002	Currently exercisable
2001	Currently exercisable
2000	Currently exercisable

Shares received on exercise of 2005 and 2006 Options will not be transferable until January 2010 and January 2011, respectively. See Potential Payments Upon Termination or Change-in-Control below for treatment of the Options upon termination of employment.

(b)	This column represents 1,267 Discount RSUs that were granted to Mr. Cohn for fiscal 2005 and 3,337 Discount RSUs that were granted to Mr. Forst for fiscal 2006, in each case before the individual became an NEO. For a schedule showing delivery dates for Discount RSUs, see footnote (a) to the 2007 Option Exercises and Stock Vested table below. Discount RSUs generally vest 50% at the end of the second fiscal year and 50% at the end of the third fiscal year following grant. For a discussion of the DSP, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Our PMD Discount Stock Program.

(c)	Values for RSUs were determined by multiplying the number of RSUs by $226.64, the closing price-per-share of Common Stock on the NYSE on the date of our 2007 fiscal year-end.

2007 Option Exercises and Stock Vested

The following table sets forth amounts realized by our NEOs during fiscal 2007 as a result of the vesting of RSUs. The table does not include fully vested RSU awards granted as part of fiscal 2007 compensation after our fiscal year-end on December 19, 2007.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (a)	Value Realized on Vesting ($)(b)
Lloyd C. Blankfein	—	—	205,563	$45,755,050
Gary D. Cohn	—	—	232,142	$51,794,861
Jon Winkelried	—	—	210,296	$46,843,683
David A. Viniar	—	—	136,228	$30,264,317
Edward C. Forst	—	—	126,305	$27,858,830

(a)	Includes year-end RSUs for fiscal 2006, which were granted on December 15, 2006, that were vested upon grant, as well as RSUs for fiscal 2004, 2005 and 2006 that vested on November 30, 2007. In the case of the year-end RSUs for fiscal 2005 and fiscal 2006, this vesting was pursuant to the amendment of the RSU award terms to make them consistent with our fiscal 2007 RSU awards (i.e., by making them fully vested but subjecting 60% of the awards to forfeiture for violating a non-competition condition through the last day of the third fiscal year after grant). Prior to this amendment, these RSU awards were 40% vested, but provided for immediate vesting of the remaining 60% upon a holder’s “retirement,” subject to meeting a non-competition condition through the last day of the third fiscal year after grant. Because our NEOs all are “retirement” eligible under these RSUs, this amendment to their awards had no economic impact on the firm or our NEOs. All of these RSUs have vested, but the underlying shares have not yet been delivered or acquired unless otherwise noted in the following charts. The following chart sets forth information on the delivery of shares of Common Stock underlying year-end RSUs.

Year-End RSU Award	Delivery
2006	January 2010
2005	January 2009
2004	Delivered January 2008

For a further description of these year-end RSUs, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Year-End Bonus — RSUs. See Potential Payments Upon Termination or Change-in-Control below for treatment of RSUs upon termination of employment.

The following charts set forth information on the delivery dates of shares of Common Stock underlying DSP RSUs.

Base RSU Award	Delivery
2006	Delivered January 2007
2005	Delivered January 2006
2004	Delivered January 2005

Discount RSU Award	Delivery
2006	January 2010
2005	January 2009
2004	Delivered January 2008

For a further description of these DSP RSUs, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Our PMD Discount Stock Program.

The following chart sets forth the aggregate number of RSUs for each NEO that vested in fiscal years prior to 2007, but for which the underlying shares had not yet been delivered or acquired as of the end of fiscal 2007. These RSUs are not included in the table above because they vested prior to fiscal 2007 and are not included in the 2007 Outstanding Equity Awards at Fiscal Year-End table because that table includes only unvested RSUs, in each case as required by SEC rules.

Name	RSUs Vested Prior to Fiscal 2007 (#)
Mr. Blankfein	85,189
Mr. Cohn	103,562
Mr. Winkelried	89,337
Mr. Viniar	52,857
Mr. Forst	46,517

(b)	Values were determined by multiplying the aggregate number of RSUs vesting on a particular date by the closing price-per-share of Common Stock on the NYSE on that date.

2007 Pension Benefits

The following table sets forth pension benefit information as of November 30, 2007, our 2007 fiscal year-end. Our GS Pension Plan, which was available to all U.S. eligible employees who did not participate in the MPP, was frozen November 27, 2004. No NEO has participated in our GS Pension Plan since November 30, 1995.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
Lloyd C. Blankfein	GS Pension Plan	3	$19,402	—
Gary D. Cohn	GS Pension Plan	1	$3,497	—
Jon Winkelried	GS Pension Plan	4	$19,829	—
David A. Viniar	GS Pension Plan	6	$37,539	—
Edward C. Forst	GS Pension Plan	1	$587	—

(a)	Our U.S. employees, including each NEO, were credited for service for each year employed by us while not eligible to participate in our MPP.

(b)

Prior to being frozen, our GS Pension Plan provided an annual benefit equal to between 1 and 2% of the first $75,000 of the participant’s compensation for each year of credited service under the plan. The normal form of payment is a single life annuity for single participants and an actuarially equivalent 50% joint and survivor annuity for married participants. The present values shown in this column were calculated assuming payment of a single life annuity following retirement at normal retirement age (age 65), discounted to our 2007 fiscal year-end using a 6.0% discount rate. Mortality estimates are based on the RP-2000 white collar mortality table with mortality improvements projected to 2029. Our GS Pension Plan provides for early retirement benefits in some cases, and all of our NEOs are eligible for such early retirement benefits. For a discussion of other assumptions used for financial reporting purposes with respect to our GS Pension Plan, see Note 11 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

For a description of our MPP and PSP, our tax-qualified defined contribution plans, see Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Qualified Retirement Benefits.

2007 Non-Qualified Deferred Compensation

The following table sets forth deferral amounts under our NQDC plan, described in Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Non-Qualified Deferred Compensation Plan, for fiscal 2006 cash bonuses (which otherwise would have been paid in January 2007 and therefore constitute fiscal 2007 deferrals), aggregate earnings on such deferred amounts, if any, during fiscal 2007 and the aggregate balance as of our 2007 fiscal year-end, November 30, 2007.

Name	Executive Contributions in Last FY (a)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Lloyd C. Blankfein	$1,000,000	—	($703,483)	$0	$1,176,097	(c)
Gary D. Cohn	$1,000,000	—	($610,693)	$0	$1,298,540
Jon Winkelried	—	—	—	—	—
David A. Viniar	$1,000,000	—	($394,710)	$0	$605,290
Edward C. Forst	—	—	($302,908)	$0	$591,268	(c)

(a)	Our NQDC plan permits participants to defer up to $1,000,000 of the cash portion of their year-end bonuses per year. All amounts in this column were reported as bonus in the fiscal 2006 Summary Compensation Table.

(b)	Participant account balances under our NQDC plan are adjusted to reflect gains (or losses) based on the performance of certain “notional investments” (selected by each participant from various hedge funds and mutual funds available under the plan in fiscal 2007) to the same extent as if the participant had actually invested in those funds.

(c)	This amount also reflects an initial deferral of compensation of $1,000,000 previously reported as bonus in the fiscal 2005 Summary Compensation Table for those executives who were NEOs in fiscal 2005.

See Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Non-Qualified Deferred Compensation Plan for additional information on these cash bonus payments.

Potential Payments Upon Termination or Change-in-Control

Our NEOs do not have employment agreements that provide for severance payments or for payments upon a change-in-control. We have three plans, our RPCP, SIP and Retiree Medical Program, which may provide for potential payments to our NEOs in conjunction with a termination of employment. The benefits payable to our NEOs under our pension plans and NQDC plan are set forth under 2007 Pension Benefits and 2007 Non-Qualified Deferred Compensation above.

RPCP. Each of our NEOs participates in our RPCP. Under the RPCP, if a participant’s employment at Goldman Sachs terminates for any reason before the end of a “contract period”

(a two-year period as defined in the RPCP), our Compensation Committee has the discretion to determine what, if any, bonus shall be provided to the participant for services provided in that year. There is no severance provided under the RPCP.

SIP and Retiree Medical Program. Set forth below is a calculation of the potential benefits to each of our NEOs assuming a termination of employment occurred on November 30, 2007. The narrative disclosure that follows the table provides important information and definitions regarding our specific payment terms and conditions.

Termination Reason	Name	Value of Unvested RSUs	Present Value of Premiums for Retiree Medical Program (e)	Total (f)
Cause or Termination with Violation (a)	Lloyd C. Blankfein	$0	$0	$0
	Gary D. Cohn	$0	$0	$0
	Jon Winkelried	$0	$0	$0
	David A. Viniar	$0	$0	$0
	Edward C. Forst	$0	$0	$0
Termination without Violation (a)	Lloyd C. Blankfein	$0	$221,931	$221,931
	Gary D. Cohn	$0	$231,527	$231,527
	Jon Winkelried	$0	$238,981	$238,981
	David A. Viniar	$0	$220,702	$220,702
	Edward C. Forst	$0	$217,654	$217,654
Death(b), Change-in-Control, Extended Absence or Conflicted Employment (c)	Lloyd C. Blankfein	$0	$221,931	$221,931
	Gary D. Cohn	$287,153	$231,527	$518,680
	Jon Winkelried	$0	$238,981	$238,981
	David A. Viniar	$0	$220,702	$220,702
	Edward C. Forst	$756,298	$217,654	$973,952
Downsizing (d)	Lloyd C. Blankfein	$0	$221,931	$221,931
	Gary D. Cohn	$191,511	$231,527	$423,038
	Jon Winkelried	$0	$238,981	$238,981
	David A. Viniar	$0	$220,702	$220,702
	Edward C. Forst	$315,256	$217,654	$532,910

(a)	Upon an NEO’s termination, shares of Common Stock underlying our RSUs will continue to be delivered on schedule, and Options will continue to become exercisable on schedule and remain exercisable for their full term, provided the employee does not become associated with a Competitive Enterprise (as defined below) within three years from the date of grant. If an employee does become associated with a Competitive Enterprise, which constitutes a “Termination with Violation” under our SIP, the employee will forfeit his or her benefits under the Retiree Medical Program, any unexercised Options and 60% of year-end RSUs that are fully vested (which are not reflected in table above) but have not yet been delivered. The occurrence of a Violation (including any event constituting Cause (each term as defined below)), or the Solicitation (as defined below) of employees or clients of the firm by an employee, prior to delivery (in the case of RSUs) or prior to exercise (in the case of Options) will result in forfeiture of all outstanding awards, vested and unvested.

(b)	In the event of an NEO’s death, any unvested Discount RSU awards vest. Delivery of shares of Common Stock underlying RSUs is accelerated, Option exercisability is accelerated and Options remain exercisable for their full term. All transfer restrictions on the underlying shares of Common Stock are removed. For information on the vested RSUs and Options held by the NEOs at fiscal year-end, see 2007 Outstanding Equity Awards at Fiscal Year-End and 2007 Option Exercises and Stock Vested above. These amounts do not reflect, in the case of death, the payment of a death benefit under our executive life insurance plan, which provides each NEO $4.5 million of term life insurance coverage through age 75.

(c)	If a Change in Control (as defined below) occurs and within 18 months thereafter we terminate the employment of an NEO without Cause or if the NEO terminates his or her employment for good reason, any unvested Discount RSUs vest. Delivery of shares of Common Stock underlying RSUs is accelerated, Option exercisability is accelerated and Options remain exercisable for their full term. All transfer restrictions on the underlying shares of Common Stock are removed.

In the case of an Extended Absence (as defined below), all unvested Discount RSUs vest and shares of Common Stock underlying RSUs deliver on schedule, and Options become exercisable on schedule and remain exercisable for their full term provided the employee does not become associated with a “competitive enterprise.”

A termination in which an NEO assumes a governmental position (as more fully described below in clause (a) of the definition of Conflicted Employment) will result in accelerated vesting of any unvested Discount RSUs. In the case of a termination described in either clause (a) or (b) of that definition, the participant will receive, at our sole discretion, (i) with respect to RSUs, either a cash payment or an accelerated delivery of the shares of Common Stock underlying such RSUs; and (ii) with respect to Options, either a cash payment (in respect of cancellation of such Options) equal to the fair market value of the shares underlying the vested Options over the exercise price of such Options, acceleration of the exercisability of such Options and removal of all transfer restrictions on the underlying shares of Common Stock, or permission for the participant to transfer such vested Options to a third party for value.

(d)	In the event of a termination due to Downsizing (as defined below), unvested Discount RSUs are subject to pro-rated vesting, shares of Common Stock underlying RSUs deliver on schedule, and Options become exercisable on schedule and remain exercisable for their full term. The participant must execute a general waiver and release of claims and an agreement to pay any associated tax liability.

(e)	All PMDs who retire with eight or more years of service as a PMD are eligible to receive Retiree Medical Program coverage for themselves and eligible dependents through the firm at a 75% subsidy. All of our NEOs are eligible for this coverage. The value of the Retiree Medical Program premiums in the table was determined using a 6.0% discount rate, a current mortality table with adjustments to reflect continued improvements in mortality, and estimates of future increases in medical costs. Mortality estimates are based on the RP-2000 white collar mortality table with mortality improvements projected to 2029. The amounts shown in this column represent the cost to us of providing this subsidy.

(f)	Does not reflect possible severance payments under our severance policy that are entirely discretionary.

As PMDs, our NEOs are subject to a policy of 90 days’ notice of termination of employment. We may require the NEO to be inactive (i.e., on “garden leave”) during the notice period.

SIP Defined Terms

For purposes of our RSUs and Options, the above-referenced terms are defined in the applicable award agreements or our SIP as follows:

“Cause ” means a participant (a) is convicted in a criminal proceeding on certain misdemeanor charges, on a felony charge, or on an equivalent charge, (b) engages in employment disqualification conduct under applicable law, (c) willfully fails to perform his or her duties to Goldman Sachs, (d) violates any securities or commodities laws, rules or regulations or the rules and regulations of any relevant exchange or association of which we are a member, (e) violates any of our policies concerning hedging or pledging or confidential or proprietary information, or materially violates any other of our policies, (f) impairs, impugns, denigrates, disparages or negatively reflects upon our name, reputation or business interests or (g) engages in conduct detrimental to us.

“Change in Control ” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

•

at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•

at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of our Boards’ approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

“Competitive Enterprise ” means a business enterprise that (a) engages in any activity, (b) owns or controls a significant interest in or (c) is owned by, or a significant interest in which is owned or controlled by, any entity that engages in any activity, that, in any case, competes anywhere with any activity in which we are engaged.

“Conflicted Employment ” occurs where (a) a participant resigns solely to accept employment at any U.S. Federal, state or local government, any non-U.S. government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any other employer determined by our Compensation Committee under our SIP, and as a result of such employment the participant’s continued holding of our equity awards would result in an actual or perceived conflict of interest, or (b) a participant terminates employment and then notifies us that he/she has accepted or intends to accept Conflicted Employment.

Whether employment is terminated by reason of “Downsizing” is determined solely by us.

“Extended Absence ” is defined as the participant’s inability to perform for six continuous months, due to illness, injury or pregnancy-related complications, substantially all the essential duties of the participant’s occupation, as determined by our Compensation Committee under our SIP.

“Solicitation ” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

“Violation ” includes any of the following:

•	Soliciting our clients to transact business with one of our competitors or to refrain from doing business with us, or interfering with any of our client relationships;

•	Soliciting any of our employees or hiring of any of our employees by a competitor;

•	Failing to perform obligations under any agreement with us;

•	Bringing an action that results in a determination that the terms or conditions for the exercise of Options or the delivery of shares of Common Stock underlying RSUs are invalid;

•	Attempting to have a dispute under our SIP or the applicable award agreement resolved in a manner other than as provided for in our SIP or the applicable award agreement;

•	Any event constituting Cause;

•	Failing to certify compliance to us or otherwise failing to comply with the terms of our SIP or the applicable award agreement;

•

Hiring or identifying for potential hiring (or participating in any such activity) any of our employees that the participant worked with while employed by us or who, at any time during the year immediately preceding the participant’s termination of employment with us, worked in the same division as the participant or who is a Managing Director (Selected Firm Personnel) whether on behalf of the participant, a competitor of ours or any other person; or

•

Soliciting, hiring or entering into a partnership or other similar arrangement with Selected Firm Personnel by a competitor of ours that the participant controls or otherwise forms or is a partner or has similar status, or that bears the participant’s name, or where the participant will have responsibility over such Selected Firm Personnel.

Non-Employee Director Compensation

For fiscal 2007, Non-Employee Director compensation consisted of:

•

a $75,000 annual retainer awarded on December 19, 2007 as 343 fully vested RSUs to all of our Non-Employee Directors other than Dr. Simmons, who elected to receive cash, and Lord Browne, who received a prorated retainer of $37,500;

•

a $25,000 committee chair fee awarded on December 19, 2007 as 115 fully vested RSUs to each of our committee Chairs other than Mr. Liddy, who received a prorated fee of 67 fully vested RSUs, and Lord Browne, who received a prorated fee of $12,500; and

•

an annual equity grant awarded on December 19, 2007 of 2,900 fully vested RSUs for each director other than Messrs. Bryan and Dahlbäck, who each elected to receive a grant of 1,450 fully vested RSUs and 5,800 fully vested Options, Mr. Johnson, who elected to receive a grant of 11,600 fully vested Options, and Lord Browne, who received $296,032 in lieu of a prorated equity grant.

Non-Employee Directors receive no compensation other than for services as a director. Employee directors receive no director compensation.

The following table sets forth the fiscal 2007 compensation for our Non-Employee Directors.

Name	Fees Earned or Paid in Cash	Stock Awards (a)	Option Awards (b)	All Other Compensation (c)	Total (d)
Lord Browne of Madingley*	$346,032	—	—	—	$346,032
John H. Bryan	—	$389,537	$296,032	$10,000	$695,569
Claes Dahlbäck	—	$366,059	$296,032	—	$662,091
Stephen Friedman	—	$662,091	—	—	$662,091
William W. George	—	$662,091	—	—	$662,091
Rajat K. Gupta	—	$662,091	—	—	$662,091
James A. Johnson	—	$ 93,505	$592,064	$10,000	$695,569
Lois D. Juliber	—	$662,091	—	$ 8,000	$670,091
Edward M. Liddy**	—	$675,770	—	$10,000	$685,770
Ruth J. Simmons	$ 75,000	$592,064	—	—	$667,064

*	Lord Browne resigned as director and Chair of our Audit Committee in May 2007 and received compensation prorated according to the number of months of his service in fiscal 2007.

**	Mr. Liddy became Chair of our Audit Committee in May 2007 and his committee chair fee is prorated according to the number of months he served as Chair in fiscal 2007.

(a)	This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2007 for RSUs granted for fiscal 2007 in accordance with SFAS No. 123R. For a discussion of the calculation of the grant date fair value of the RSUs, see Note 12 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

The number of fully vested RSUs awarded for the Non-Employee Director $75,000 annual retainer fee and, if applicable, $25,000 committee chair fee was determined by dividing the dollar amount of such award by the average closing price-per-share of Common Stock on the NYSE over the ten-trading-day period up to and including the last day of the fiscal year ($218.86). RSUs granted to Non-Employee Directors are fully vested and provide for delivery of the underlying shares of Common Stock on the last business day of May in the year following the year of the Non-Employee Director’s retirement from our Board.

(b)

This column represents the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2007 for Options granted for fiscal 2007 in accordance with SFAS No. 123R. For fiscal 2007, Messrs. Bryan, Dahlbäck and Johnson received grants of Options on December 19, 2007 with an exercise price of $204.16, the closing price-per-share of Common Stock on the NYSE on that date. The amounts shown in this column are based on the grant date fair value of $51.04. Fair value was estimated as of the grant date based on a Black-Scholes option pricing model, which incorporates a liquidity discount on the value of the Common Stock underlying the award. The primary inputs to the option valuation model were: 35% expected volatility; 4.0% risk-free interest rate; 0.7% dividend yield; 7.5 year expected life; and the discounted value of Common Stock underlying the award. Options become exercisable on the earlier of (i) the date the Non-Employee Director ceases to be a member of our Board and (ii) January 2011, although for so long as the Non-Employee Director remains a member of our Board, the underlying Common Stock cannot be transferred before January 2013. For purposes of computing the Option value under Black-Scholes, the value of the underlying Common Stock reflects a 24% liquidity discount as a result of this transfer restriction. The liquidity discount was based on the pre-determined written liquidity discount policies used in the preparation of our financial statements. The values of Options given in this table are hypothetical and have been provided solely to comply with the SEC’s disclosure rules. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of Common Stock on the date that the Option is exercised.

For a discussion of the calculation of the grant date fair value of the Options, see Note 12 to our audited financial statements included in our 2007 Annual Report on Form 10-K.

(c)	These values reflect the amounts being donated to charities on behalf of Non-Employee Directors in connection with requests by such directors as of February 29, 2008 under the Goldman Sachs employee matching gift program for 2007. Our Non-Employee Directors are permitted to participate in our employee matching gift program on the same terms as our employees. Under the program for 2007, we matched gifts of up to $10,000 in the aggregate per participating individual.

The following table sets forth outstanding equity awards (all of which are fully vested) held by each Non-Employee Director as of December 19, 2007, including RSUs and Options granted for fiscal 2007 on December 19, 2007.

Name	Number of RSUs Outstanding	Number of Options Outstanding
Lord Browne of Madingley	23,906*	0
John H. Bryan	19,982	28,300
Claes Dahlbäck	14,716	11,624
Stephen Friedman	9,010	0
William W. George	15,842	10,205
Rajat K. Gupta	3,526	0
James A. Johnson	15,864	44,600
Lois D. Juliber	12,681	0
Edward M. Liddy	18,244	0
Ruth J. Simmons	23,046	8,000

*	Lord Browne resigned as director in May 2007. The shares of Common Stock underlying his RSUs will be delivered on the last business day of May 2008.

Our Board, upon the recommendation of our Corporate Governance and Nominating Committee, has a policy on stock ownership that requires each Non-Employee Director to beneficially own at least 5,000 shares of Common Stock or fully vested RSUs within two years of becoming a director. All of our Non-Employee Directors are in compliance with this policy.

Certain Relationships and Related Transactions

Certain of our directors and officers have brokerage accounts at our broker-dealer affiliates. Transactions in such accounts are offered on substantially the same terms as those offered to other similarly-situated clients who are neither directors nor employees.

We have established private investment funds to permit our employees to participate in our merchant banking, venture capital and other similar activities by investing alongside the funds that we raise and manage for non-employee investors. Many of our employees, their spouses, related foundations or entities owned or controlled by the employees have invested in these funds. In some cases, we have limited participation to our PMDs, including our executive officers. These funds generally do not require our PMDs or other employees to pay management fees and do not deduct overrides from the funds’ distributions. Certain of the fund investments available to our PMDs and other employees provide them with an interest in the overrides we receive for managing the funds for non-employee investors. With respect to some of the funds that were offered in fiscal 2000, we continued to provide “leverage” in fiscal 2007 to our executive officers, their spouses, related foundations and entities owned or controlled by them as a result of their having invested in securities with a fixed return issued by these funds. For such persons, the leverage was limited to the amount of their equity investments, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds. In addition, certain of our directors and executive officers from time to time may invest their personal funds in funds managed by our subsidiaries on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

Distributions to our directors and fiscal 2007 executive officers (or persons or entities affiliated with them) of profits earned on investments made by, and other income from, any funds for which total distributions (including return of capital invested by such directors or officers) to such director or executive officer exceeded $120,000 in fiscal 2007 were, in the aggregate, as follows: Mr. Blankfein — $11,128,869; Mr. Cohn — $6,478,237; Mr. Winkelried — $2,155,952; Mr. Viniar — $6,080,585; Mr. Forst — $1,617,233; John S. Weinberg (Vice Chairman) — $1,885,523; Kevin W. Kennedy (head of our HCM Division) — $2,099,446; Gregory K. Palm (General Counsel) — $10,021,336; and Esta E. Stecher (General Counsel) — $2,117,205.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, the funds.

Mr. Dahlbäck is an advisor of, and has a direct or indirect interest, including an economic interest, in certain funds in which funds managed by Goldman Sachs have invested. Mr. Dahlbäck serves as Chairman or member of the investment committees of certain funds managed by EQT, a private equity firm, and receives less than 1% of the total profits of each such fund in connection with his role. Mr. Dahlbäck also has a direct or indirect interest in each of these EQT funds, amounting to less than 1% of each such fund. Certain funds managed by one of our subsidiaries have an aggregate €18.7 million investment in one such EQT fund (which fund has total committed capital of approximately €2.5 billion) and an aggregate €30.0 million investment in another such EQT fund (which fund has total committed capital of approximately €4.3 billion). In connection with these investments, in fiscal 2007, the Goldman Sachs-managed funds made aggregate capital contributions of approximately €9.7 million, which included approximately €750,000 of management fees, to the EQT funds. During fiscal 2007, Mr. Dahlbäck, through his interests in the EQT funds, received distributions aggregating approximately $8.6 million upon the disposition of certain EQT fund investments in transactions aggregating approximately $4.5 billion for which affiliates of Goldman Sachs performed investment banking services.

A sibling of Mr. Winkelried and siblings of the spouses of Mr. Forst and Ms. Stecher, all of whom were non-executive employees of the firm during fiscal 2007, each received compensation for fiscal 2007 of approximately $800,000, $13.2 million and $1.0 million, respectively, part of which was paid in the form of equity-based compensation.

Upon the recommendation of our Corporate Governance and Nominating Committee, our Board adopted a written related person transactions policy (Related Person Transaction Policy). Under this policy, transactions between us and any Non-Employee Director or executive officer, or an immediate family member of such Non-Employee Director or executive officer, involving more than $120,000 must be submitted to our Corporate Governance and Nominating Committee (or, in some circumstances, to the Committee Chair) for approval. Certain transactions involving compensation, ordinary course brokerage and other services and certain other ordinary course transactions do not require specific approval or re-approval under the policy (although postings to our Committee are required in such instances). In determining whether to approve a related person transaction, our Committee and our Committee Chair will consider:

•	whether the transaction is fair and reasonable to us;

•	the business reasons for the transaction;

•	whether the transaction would impair the independence of a Non-Employee Director;

•

whether the transaction presents a conflict of interest, taking into account the size of the transaction, the financial position of the Non-Employee Director or executive officer, the nature of the Non-Employee Director’s or executive officer’s interest in the transaction and the ongoing nature of the transaction; and

•	whether the transaction is material, taking into account the significance of the transaction to our investors in light of all the circumstances.

Executive Compensation Litigation

The following description is as of February 29, 2008:

On March 16, 2007, Goldman Sachs, our Board, and certain employees who were then our executive officers or members of our management committee were named as defendants in a purported shareholder derivative action in the U.S. District Court for the Eastern District of New York challenging the sufficiency of the firm’s February 21, 2007 Proxy Statement (2007 Proxy Statement) and the compensation of certain employees. The complaint generally alleges that the 2007 Proxy Statement undervalues Option awards disclosed therein, that the recipients received excessive awards because the proper methodology was not followed, and that the firm’s senior management received excessive compensation, constituting corporate waste. The complaint seeks, among other things, an injunction against the 2007 Annual Meeting of Shareholders, the voiding of any election of directors in the absence of an injunction and an equitable accounting for the allegedly excessive compensation. On July 20, 2007, defendants moved to dismiss the complaint.

On January 17, 2008, Goldman Sachs, our Board, and certain employees who were then our executive officers or members of our management committee were named as defendants in a related purported shareholder derivative action brought by the same plaintiff in the same court predicting that this Proxy Statement will violate the federal securities laws by undervaluing certain Option awards and alleging that senior management received excessive compensation for 2007. The plaintiff alleges, among other things, that Goldman Sachs’ use of a discount to reflect restrictions on the stock underlying the Option awards is improper. A copy of the complaint is available at http://www.gs.com/litigation/complaint.pdf. On January 25, 2008, the plaintiff moved for a preliminary injunction to prevent this Proxy Statement from using Option valuations that the plaintiff alleges are incorrect and to require the amendment of SEC Form 4s (Statement of Changes of Beneficial Ownership of Securities) filed by certain of the executive officers named in the complaint to reflect the Option valuations alleged by the plaintiff. On February 14, 2008, the district court denied the plaintiff’s motion for a preliminary injunction and stayed further proceedings in the action pending the court’s resolution of the defendants’ motion to dismiss the complaint challenging the 2007 Proxy Statement. On February 15, 2008, the plaintiff filed in the U.S. Court of Appeals for the Second Circuit a notice of appeal from the district court’s order. The plaintiff thereafter moved for expedition of the appeal, and that motion was denied by order dated February 29, 2008.

The plaintiff in these actions is unrelated to Mrs. Evelyn Y. Davis, the proponent of the Shareholder Proposal Regarding Stock Options discussed below. Mrs. Davis has no involvement with this litigation.

Report of the Audit Committee

The Audit Committee is comprised of eight of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter that was amended and restated in January 2006 and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate-governance/. During fiscal 2007, the Committee held 10 meetings, including five executive sessions and five private sessions with each of management, the independent auditors and the Director of Internal Audit. The Chair of the Committee (Mr. Liddy since May 9, 2007 and Lord Browne prior to that date) also met frequently with one or more of the following: the CFO, the General Counsels, the Director of Internal Audit, the Controller and the Global Head of Compliance. The Committee’s primary purposes are to:

•	assist the Board of Directors in its oversight of:

°	the integrity of Goldman Sachs’ financial statements;

°	Goldman Sachs’ compliance with legal and regulatory requirements;

°	Goldman Sachs’ independent auditors’ qualifications, independence and performance;

°	the performance of Goldman Sachs’ internal audit function;

°	Goldman Sachs’ internal control over financial reporting; and

°	Goldman Sachs’ management of market, credit, liquidity and other financial and operational risks;

•

decide whether to appoint, retain or terminate Goldman Sachs’ independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare this Report.

The Committee also reviews and monitors the adequacy of structures, policies and procedures that have been developed to assure the integrity of research by Goldman Sachs’ investment research professionals.

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors are specifically pre-approved by the Committee or a member thereof.

The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC.

During fiscal 2007, the Committee performed all of its duties and responsibilities under the Audit Committee’s charter. In addition, based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Goldman Sachs for fiscal 2007 be included in the 2007 Annual Report on Form 10-K.

Audit Committee:

Edward M. Liddy, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta

James A. Johnson

Lois D. Juliber

Report of the Compensation Committee

The Compensation Committee is comprised of all of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter that was amended and restated in January 2008, and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate-governance/. During fiscal 2007, the Committee met six times. In addition, Mr. Johnson, the Chair of the Committee, met frequently with one or more of the chairs of Goldman Sachs’ internal compensation policy committee. The Committee’s primary purposes are to:

•	determine and approve the compensation of Goldman Sachs’ CEO and other executive officers;

•	make recommendations to the Board of Directors with respect to Goldman Sachs’ incentive compensation and equity-based plans that are subject to the approval of the Board of Directors;

•

assist the Board of Directors in its oversight of the development, implementation and effectiveness of Goldman Sachs’ policies and strategies relating to Goldman Sachs’ human capital management function, including, but not limited to, those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and

•	prepare this Report.

The Board of Directors determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Committee is “independent” within the meaning of the rules of the NYSE. As required by the Compensation Committee’s charter, no member of the Committee receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

During fiscal 2007, the Committee adopted a Consultant Policy that provides, among other things, that at least one compensation consultant retained by the Committee will provide services solely to the Committee and not the firm, and will be able to review the work of the other compensation consultants that may provide other services to the firm.

During fiscal 2007, the Committee performed all of its duties and responsibilities under the Compensation Committee’s charter. Additionally, as part of its responsibilities, the Committee reviewed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” (CD&A), as prepared by management of Goldman Sachs, and discussed the CD&A with management of Goldman Sachs; Semler Brossy Consulting Group, an independent compensation consultant to the Committee, also reviewed and commented on the CD&A. Based on its review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee:

James A. Johnson, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta

Lois D. Juliber

Edward M. Liddy

Ruth J. Simmons

Report of the Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of all of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter that was amended and restated in January 2007, and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate-governance/. During fiscal 2007, the Committee met five times. In addition, Mr. Bryan, the Chair of the Committee, met frequently with one or more of the Secretary to the Board and General Counsels. The Committee’s primary purposes are to:

•

recommend individuals to the Board for nomination, election or appointment as members of the Board and its committees, consistent with the criteria set forth in Goldman Sachs’ Corporate Governance Guidelines;

•	oversee the evaluation of the performance of the Board and Goldman Sachs’ CEO;

•	review and concur in the succession plans for Goldman Sachs’ CEO and other members of senior management;

•

take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board and reviewing on an ongoing basis the corporate governance principles and practices that apply to Goldman Sachs; and

•	review periodically the form and amounts of director compensation and make recommendations to the Board with respect thereto.

The Committee continually considers corporate governance trends and best practices. At the beginning of fiscal 2007, the Board, at the recommendation of the Committee, amended Goldman Sachs’ By-laws to provide that, absent a significant reason to the contrary, the Board should accept the resignation of any incumbent director that does not receive a majority vote in an uncontested election. Our Amended and Restated By-laws are available at http://www.gs.com/shareholders/corporate-governance/. In connection with this change, the Committee recommended to the Board, and the Board approved, amendments to the Committee’s charter and to Goldman Sachs’ Corporate Governance Guidelines. Also during fiscal 2007, the Board, at the recommendation of the Committee, adopted a Related Person Transaction Policy, which is described under Certain Relationships and Related Transactions above.

The Committee conducted an evaluation of its own performance as well as the performance of both the Board and Goldman Sachs’ CEO during fiscal 2007, as is required annually by the Committee’s charter. In connection with its evaluation of the CEO, the Committee also reviewed both the long-term and emergency succession plans for the CEO. For a description of our executive succession program, see Executive Succession Planning.

The Committee also reviewed the form and amount of Non-Employee Director compensation in fiscal 2007 and made a recommendation to the Board to decrease from fiscal 2006 the number of RSUs and/or Options granted in connection with the fiscal 2007 annual grant. The Committee also approved the retention of Towers Perrin, a compensation consultant, to provide non-employee director compensation benchmarking.

The Committee recommended to the Board, and the Board determined, that each of the Non-Employee Directors is “independent” within the meaning of the rules of the NYSE and, in the case of Audit Committee members, the rules of both the NYSE and the SEC. In addition, the Committee recommended to the Board, and the Board determined, that none of the members of the Committee or the Compensation Committee received, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

During fiscal 2007, the Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee’s charter.

Corporate Governance and Nominating Committee:

John H. Bryan, Chair

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta

James A. Johnson

Lois D. Juliber

Edward M. Liddy

Ruth J. Simmons

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information, as of February 11, 2008, regarding beneficial ownership of Common Stock by each director and each NEO as well as by all such directors, NEOs and other executive officers as a group as of such date.

Number of Shares of Common Stock Beneficially Owned (a)(b)
Lloyd C. Blankfein (c)	3,401,267
Gary D. Cohn (c)	2,039,059
Jon Winkelried (c)	2,890,344
David A. Viniar (c)	1,913,299
Edward C. Forst (c)	941,652
John H. Bryan	51,335
Claes Dahlbäck	26,340
Stephen Friedman	55,010
William W. George	71,047
Rajat K. Gupta	5,526
James A. Johnson	60,464
Lois D. Juliber	12,681
Edward M. Liddy	27,129
Ruth J. Simmons	31,046
All directors, NEOs and other executive officers as a group (19 persons) (d)(e)	16,545,611

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs and vested Options, we have also included in this table shares of Common Stock underlying vested RSUs and vested Options. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying vested RSUs and vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying vested RSUs included in the table are as follows:

Mr. Blankfein	271,010
Mr. Cohn	284,186
Mr. Winkelried	270,330
Mr. Viniar	201,327
Mr. Forst	161,989
Mr. Bryan	19,982
Mr. Dahlbäck	14,716
Mr. Friedman	9,010
Mr. George	15,842
Mr. Gupta	3,526
Mr. Johnson	15,864
Ms. Juliber	12,681
Mr. Liddy	18,244
Dr. Simmons	23,046
All directors, NEOs and other executive officers as a group (19 persons)	1,780,942

The shares of Common Stock underlying vested Options included in the table are as follows:

Mr. Blankfein	1,159,231
Mr. Cohn	1,145,659
Mr. Winkelried	1,134,356
Mr. Viniar	776,825
Mr. Forst	637,747
Mr. Bryan	28,300
Mr. Dahlbäck	11,624
Mr. George	10,205
Mr. Johnson	44,600
Dr. Simmons	8,000
All directors, NEOs and other executive officers as a group (19 persons)	6,537,939

(b)	Except as discussed in footnotes (c) and (d) below, all of our directors, NEOs and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, NEO or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock as of February 11, 2008. The group consisting of all directors, NEOs and other executive officers as of February 11, 2008 beneficially owned approximately 4.1% of the outstanding shares of Common Stock (2.1% not including vested RSUs and vested Options) as of such date.

(c)	Excludes any shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement. While each of our NEOs is a party to our Shareholders’ Agreement and each of Messrs. Blankfein, Cohn and Winkelried is a member of our Shareholders’ Committee, each such NEO disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement, other than those specified above for each such person individually. See Voting Instructions and Information — How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans? for a discussion of our Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our NEOs, as follows:

Mr. Blankfein	133,118
Mr. Cohn	141,165
Mr. Winkelried	651,573
Mr. Viniar	123,186
Mr. Forst	27,809

Includes shares beneficially owned by certain trusts, the sole beneficiaries of which are immediate family members of our NEOs, as follows:

Mr. Blankfein	262,409
Mr. Cohn	4,732
Mr. Viniar	4,000
Mr. Forst	11,385

Each NEO disclaims beneficial ownership of these shares.

Includes shares of Common Stock beneficially owned by the private charitable foundations of certain of our NEOs, as follows:

Mr. Blankfein	18,919
Mr. Cohn	31,500
Mr. Winkelried	28,257
Mr. Viniar	43,000

Each NEO disclaims beneficial ownership of these shares.

(d)	Each current executive officer (including NEOs) is a party to our Shareholders’ Agreement and disclaims beneficial ownership of the shares of Common Stock subject to our Shareholders’ Agreement that are owned by other parties to our Shareholders’ Agreement.

Includes an aggregate of 1,330,141 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our executive officers (including NEOs).

Includes an aggregate of 332,011 shares beneficially owned by certain trusts, the sole beneficiaries of which are immediate family members of our executive officers (including NEOs). Each such executive officer disclaims beneficial ownership of these shares.

Includes an aggregate of 278,410 shares of Common Stock beneficially owned by the private charitable foundations of certain of our executive officers (including NEOs). Each such executive officer disclaims beneficial ownership of these shares.

(e)	One of our executive officers who is not an NEO has pledged 584,000 shares of Common Stock to a bank as collateral for loans.

Each of our CEO, CFO, COOs and Vice Chairmen is required under the terms of our Shareholders’ Agreement to remain the beneficial owner of at least 75% of the year-end equity-based awards he receives under our SIP since becoming a senior executive officer (not including any shares received in connection with our initial public offering, or as a result of any acquisition by us, and less allowances for the payment of any option exercise price and taxes). Shares held through approved estate planning entities may be used to satisfy this ownership requirement. See Compensation Discussion and Analysis — Details of the Elements of Our NEOs’ Compensation — Equity Ownership Requirement and Hedging Policies for a discussion of this equity ownership requirement.

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 11, 2008, the only persons known by us to be beneficial owners of more than 5% of Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004	36,672,473 (a)	9.1%

(a)	Each person who is a party to our Shareholders’ Agreement disclaims beneficial ownership of the shares subject to our Shareholders’ Agreement that are owned by any other party to the agreement. As of February 11, 2008, 23,788,544 of the outstanding shares of Common Stock that were held by parties to our Shareholders’ Agreement were subject to the voting provisions of our Shareholders’ Agreement. For a discussion of our Shareholders’ Agreement, see Voting Instructions and Information — How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Item 2. Ratification of Selection of Independent Auditors

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 28, 2008. We are submitting the selection of independent auditors for shareholder ratification at our Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at our Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Goldman Sachs and its shareholders.

Our Audit Committee, or the Committee Chair as designated by the Committee, approves in advance all audit and any non-audit services rendered by PricewaterhouseCoopers LLP to us and our consolidated subsidiaries.

Fees Paid to Independent Auditors

The following table shows information about fees paid by Goldman Sachs to PricewaterhouseCoopers LLP.

	2007 ($ in millions)	Percent of 2007 Services Approved by Audit Committee	2006 ($ in millions)	Percent of 2006 Services Approved by Audit Committee
Audit fees	$49.2	100%	$43.4	100%
Audit-related fees (a)	$3.0	100%	$3.3	100%
Tax fees (b)	$2.3	100%	$2.6	100%
All other fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(b)	Tax fees include tax return preparation, tax advice relating to transactions, consultation on tax matters, and other tax planning and advice.

PricewaterhouseCoopers LLP also provides audit and tax services to certain merchant banking, asset management and similar funds managed by our subsidiaries. Fees paid to PricewaterhouseCoopers LLP by these funds for these services were $29.5 million in 2007 and $19.2 million in 2006.

Directors’ Recommendation

Our Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 28, 2008. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR ratification of the appointment.

Item 3.	Shareholder Proposal Regarding Stock Options

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, record owner of 200 shares of Common Stock, is the proponent of the following shareholder proposal. Mrs. Davis has advised us that she intends to present the proposal and related supporting statement at our Annual Meeting.

RESOLVED: “That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to senior executive officers, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).”

REASONS: “Stock option awards have gotten out of hand in recent years, and some analysts MIGHT inflate earnings estimates, because earnings affect stock prices and stock options.”

“There are other ways to “reward” senior executive officers, including giving them actual STOCK instead of options.”

“Recent scandals involving CERTAIN financial institutions have pointed out how analysts can manipulate earnings estimates and stock prices.”

“If you AGREE, please vote YOUR proxy FOR this resolution.”

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board believes the foregoing proposal, which calls for a ban on any future stock option grants to our senior executive officers, is unduly restrictive.

Our Board believes that our existing compensation program is appropriately structured, and that we should continue to have the ability to grant Options to our senior executive officers, as one form of compensation. Our Board believes that Options, as an element of compensation, can align the interests of our management with the interests of our shareholders. Eliminating Options as an element of compensation would be inconsistent with compensation practices followed by companies with which we compete for talent and could place us at a disadvantage in retaining, motivating and recruiting senior executive officers.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

Item 4.	Shareholder Proposal Regarding an Advisory Vote on Executive Compensation

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponents, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

Walden Asset Management (Walden), One Beacon Street, Boston, Massachusetts 02108, owner of at least 65,000 shares of Common Stock, is the proponent of the following shareholder proposal. Walden has advised us that it intends to present the proposal and related supporting statement at our Annual Meeting. Co-filers of the proposal are The Congregation of the Sisters of Charity of the Incarnate Word, The Conservation Land Trust, Gun Denhart, The Edward W. Hazen Foundation,

The Funding Exchange, Manhattan Country School, The Max and Anna Levinson Foundation, The Oneida Tribe of Indians Trust Fund for the Elderly, The Sisters of St. Joseph of Boston, The Sisters of Notre Dame de Namur and the Tides Foundation. The addresses and number of shares owned by each of the co-filers are available promptly upon written or oral request to us.

RESOLVED, that shareholders of Goldman Sachs request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote where voted upon. In fact, eight resolutions received majority votes.

In addition, the advisory vote was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes on compensation passed in the House of Representatives by a 2-to-1 margin.

Aflac decided to present such a resolution to investors in 2009 and TIAA-CREF, the largest pension fund in the world, held its first Advisory Vote in 2007. As a result of discussions between investors and companies, a Working Group on the Advisory Vote was established to further study how such a practice would be implemented in the U.S. markets to provide advice to investors and companies alike.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

If investors wish to register opposition to a pay package(s) in the previous year, withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on the company’s senior executive compensation, as reported each year.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board recognizes our shareholders’ interest in executive compensation practices and believes that the shareholder proposal is deserving of careful consideration. However, for the reasons detailed below, our Board is recommending a vote against the shareholder proposal at this time.

As discussed under Compensation Discussion and Analysis and Executive Compensation above, we provide comprehensive analysis of our executive compensation objectives and practices, including the decision-making process of our independent Compensation Committee, and detailed disclosure of each element of compensation awarded to our NEOs. Our Compensation Committee, in setting compensation for our senior executives, seeks to reward both individual and firm performance and takes into account the levels and forms of compensation necessary to recruit and retain talented executives in the competitive U.S. financial services industry.

Adoption of an advisory vote could lead to the perception that our Compensation Committee is not doing its job effectively. However, year after year our Compensation Committee has demonstrated its capacity to adapt quickly and flexibly to changes in the business environment, in market conditions, in the financial services industry or in compensation practices.

Attracting, retaining and motivating talented employees is crucial to our success, and we believe our ability to do so has been directly responsible for the creation of shareholder value over the past several years. If, in attempting to avoid a majority vote against our compensation practices, we are unable to establish competitive practices, we could lose significant talent to our competitors, and our long-term performance and shareholder value will suffer.

The proposed advisory vote is not an effective mechanism for conveying shareholder opinions on our executive compensation practices because it would not provide our Compensation Committee with a clear indication of the meaning of the vote. An advisory vote would not communicate specific shareholder views about the merits or shortcomings of our executive compensation practices, and therefore it would not provide our Compensation Committee with useful feedback on potential ways to improve these practices. Instead, an advisory vote would require our Compensation Committee to speculate about the meaning of shareholder approval or disapproval, which might be given for many different reasons and might reflect many different concerns, none of which would be communicated by the vote itself.

Shareholders already have an effective mechanism for expressing their views about our executive compensation practices. As discussed below under Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Employee Directors, we have provided a mechanism for our shareholders and other interested parties to communicate directly with our Non-Employee Directors as a group. Each of our Non-Employee Directors is currently a member of our Compensation Committee. Direct communication allows our shareholders to articulate specific questions or concerns to our Compensation Committee. An advisory vote does not provide that communication.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

Item 5.	Shareholder Proposal Requesting a Sustainability Report

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote AGAINST the shareholder proposal.

The Free Enterprise Action Fund (FEAOX), 12309 Briarbush Lane, Potomac, Maryland 20854, owner of 372 shares of Common Stock, 223 shares of which have been held continuously for more than a year prior to the date of its submission, is the proponent of the following shareholder proposal.

FEAOX has advised us that it intends to present the proposal and related supporting statement at our Annual Meeting.

Resolved: The shareholders request that the Board prepare by October 2008, at reasonable expense and omitting proprietary information, a Sustainability Report. The report may include:

1.	Goldman’s operating definition of sustainability;

2.	A review of current Goldman policies, practices and projects related to social, environmental and economic sustainability; and

3.	A summary of long-term plans to integrate sustainability objectives with Goldman’s operations.

Supporting Statement

Goldman’s past actions appear inconsistent with its own Environmental Policy, which states: “We can make a significant positive contribution to … sustainable forestry … through market-based solutions;” and “In pursuing [sustainability] we will not stray from our central business objective of creating long-term value for our shareholders…”

Goldman justified its much-touted 2004 donation of 680,000 acres of forest land in Tierra del Fuego, Chile to an environmental group by stating, “… the best way to maximize the value of the land was to purchase it for conservation.” The facts indicate this is not so.

Prior to Goldman’s intervention, the Chilean land was the site of a sustainable forestry plan regarded by experts as highly innovative, pro-environment, and unprecedented in both scale and promise. The land owner, U.S.-based Trillium Corporation, had rescued it from clear-cutting and was committed to preserving 70% of the land for conservation while generating revenues of up to $150 million/year in perpetuity by developing the remainder.

The project was nonetheless vigorously opposed by various “deep ecology” activist groups, who oppose even minimal development of natural resources. A 9-year long activist-forced delay and subsequent collapse of Trillium’s lender made the lands vulnerable to takeover at a distressed debt auction. Goldman aggressively outbid Trillium for notes secured by the land.

Though Goldman initially represented to Trillium that it would permit the project to continue, Goldman sued Trillium and took the land in settlement. Upon advice from The Nature Conservancy, Goldman then donated the land to the Wildlife Conservation Society for the purpose of creating a nature preserve. Then-Goldman CEO Hank Paulson was chairman of the Nature Conservancy at that time. Paulson’s son was a WCS official.

Colgate University researchers subsequently concluded that Goldman’s donation to WCS was a less desirable outcome than Trillium’s project since it deprived the world of a pioneering and much-

needed example of large-scale sustainable development and because it would have considerably helped the depressed local economy. (Geoforum, July 2006).

The researchers said the Goldman/WCS nature preserve outcome was at least partially based on a faulty, if not false, rationale — long touted by anti-development opponents of Trillium’s project — that ecotourism was a suitable sustainable development option for the land and surrounding communities. The researchers noted that claims about ecotourism as a sustainable development option are often used by environmental groups that are also vying for control of targeted lands.

Goldman shareholders expect that sustainable development projects involving the company will benefit both shareholders and the environment as promised by company policy. Goldman’s Tierra del Fuego land transactions failed to accomplish either objective.

Directors’ Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Our Board believes that we have appropriate policies and practices concerning social, environmental and economic sustainability issues, and we publicly disclose these policies and practices. Information about the corporate initiatives that we sponsor and engage in is currently available on our public website at http://www.gs.com/citizenship/.

Our firm provides financial support and the time, energy and talents of our people to a wide range of institutions, organizations and causes. We are engaged in a variety of activities and initiatives that address social, environmental and economic needs. Initiatives such as Community TeamWorks, our Public Service Program and our involvement in the International Finance Facility for Immunization illustrate the diversity of our philanthropy and the commitment of our people to communities worldwide. A common thread that runs through each of these initiatives is the firm’s long-standing commitment to sustainability efforts and our lasting engagement in the health of the global economy.

With respect to environmental issues in particular, we have adopted an Environmental Policy Framework founded on the belief that a healthy environment is necessary not only for the well-being of society but also for our people and our business. Our 2007 environmental report, available at http://www.gs.com/citizenship/environment/ (2007 Environmental Report), provides an update on the various environmental initiatives that we have implemented or have committed to implement. Some highlights of our 2007 achievements, which are outlined in more detail in the 2007 Environmental Report, are:

•	continued investments in alternative energy projects of over $2 billion to date;

•

increased commitment to integrating environmental, social and governance factors into our global investment research through the launch of the GS SUSTAIN focus list, which highlights long-term investment ideas and industry leaders based on our analysis of sustainable corporate performance combined with traditional fundamental analysis;

•	expansion of our carbon emissions product offerings and trading services;

•	introduction of new financial products associated with environmental risks faced by our clients;

•	enhancement of due diligence guidelines on environmental and social issues and implementation of additional employee training;

•	development of an overall strategy for reducing our direct environmental impact;

•	integration of green building standards and environmentally responsible programs into our facilities and operations worldwide; and

•	dissemination of research and furtherance of outreach on market-based solutions to environmental issues through our Center for Environmental Markets.

A separate “Sustainability Report” would not provide any meaningful additional information to our shareholders.

Our Board unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by our Board will be voted AGAINST the shareholder proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website at http://www.gs.com/shareholders/.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and shareholders were complied with during fiscal 2007.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Corporate Governance and Nominating Committee,” “Report of the Compensation Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), our Director Independence Policy, which is attached to this Proxy Statement as Annex A, and the complaint to which we refer under Executive Compensation Litigation, will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

Other Business

At the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2009 Annual Meeting of Shareholders

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 Annual Meeting of Shareholders must submit their proposals to John F. W. Rogers, Secretary to our Board, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, on or before November 7, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2009 Annual Meeting of Shareholders, a shareholder’s notice of the matter that the shareholder wishes to present must be delivered to John F. W. Rogers, Secretary to our Board, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting of Shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 11, 2008 and no later than January 10, 2009.

Shareholder Recommendations for Director Candidates

Our Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. The policy of our Corporate Governance and Nominating Committee is to consider candidates recommended by shareholders in the same manner as other candidates. See Item 1. Election of Directors for the criteria our Corporate Governance and Nominating Committee utilizes to assess director candidates. Shareholders who wish to submit director candidates for consideration by our Corporate Governance and Nominating Committee for election at our 2009 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our By-laws, to John F. W. Rogers, Secretary to our Board, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004 no earlier than December 11, 2008 and no later than January 10, 2009.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2007 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2007 Annual Report, he or she may contact us at The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations, telephone: 212-902-0300, e-mail: gs-investor-relations@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Beverly O’Toole, Assistant Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 212-357-1584, e-mail: beverly.otoole@gs.com, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Assistant Secretary.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Employee Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Non-Employee Directors. Any person, whether or not an employee, who has a concern about the conduct of Goldman Sachs or its subsidiaries or affiliates, or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to: (i) Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, our designated external contact for these purposes or (ii) our reporting hotline, which will refer the matter to Mr. Raab. Mr. Raab will then communicate the concern to our Audit Committee or the Non-Employee Directors, as appropriate. Mr. Raab’s telephone number is 212-859-8090 and his e-mail and mailing addresses for these purposes are sheldon.raab@friedfrank.com and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, respectively. Our reporting hotline numbers are: 1 (866) 520-4056, from any phone in the U.S.; 3-8026, from Goldman Sachs phones in New York; (8) 343-8026, from Goldman Sachs phones outside of New York; and 1 (917) 343-8026, from any phone, globally. Any interested party, whether or not an employee, who wishes to communicate directly with our presiding director, or with our Non-Employee Directors as a group, also may contact Mr. Raab using one of the above methods. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.gs.com/shareholders/.

Annex A

Amended and Restated as of January 2006

Policy Regarding Director Independence Determinations

The Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (together with its consolidated subsidiaries, the “Company”) will determine which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a director, partner, shareholder and/or officer of an organization that has a relationship with the Company).

The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has established the following standards to assist it in determining independence. Multiple relationships or transactions that individually are deemed immaterial under one or more standards shall not be deemed collectively to create a material relationship that would cause the director not to be independent. However, if a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. In the context of the other standards, the fact that a particular relationship or transaction either is not addressed or exceeds the thresholds shall not create a presumption that the director is or is not independent. In that case, the Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed or that exceed the thresholds are, in the Board’s judgment, material, and therefore whether the affected director is independent. The Company will explain in its next annual proxy statement for the election of directors the basis for any Board determination that any such relationship or transaction was not material.

Employment/Other Compensation

A.	A director will not be considered independent if:

Employment by the Company

1.	such director is or has been within the last three years an employee, or has an immediate family member (as defined below) who is or has been within the last three years an executive officer (as defined below) of, the Company (other than, with respect to such director, an interim Chairman, CEO or other executive officer);

Direct Compensation from the Company

2.	such director has received during any twelve-month period within the last three years, or has an immediate family member who has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, not including (A) director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service); (B) with respect to such director, compensation received for former service as an interim Chairman, CEO or other executive officer; and (C) with respect to an immediate family member, compensation received for service as an employee of the Company (other than an executive officer);

Employment by the Company’s Internal or External Auditor

3.	(A) such director or an immediate family member is a current partner of the Company’s present internal or external auditor; (B) such director is a current employee of such a firm; (C) such director has an immediate family member who is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) such director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

Compensation Committee Interlocks

4.	such director or an immediate family member is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Director Fees

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from the Company shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Transactions and Other Business Relationships

Payments for Property or Services by Director-Affiliated Entity

C.	A director will not be considered independent if such director is a current employee of, or has an immediate family member who is a current executive officer of, a company or tax-exempt organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years of such other company or organization, exceeds the greater of $1 million or 2% of such other company’s or organization’s consolidated gross revenues.

D.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company that has made payments to or received payments from the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

Director Interests in Parties Transacting with the Company

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

Directors of Companies Transacting with the Company

F.	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another company or tax-exempt organization that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Banking or Financial Relationships between Director-Affiliated Entities and the Company

G.	An extension of credit to, underwriting securities of, or entering into a derivative or commodity transaction or other banking or financial relationship with, a company or tax-exempt organization of which a director is an executive officer shall not be deemed a material relationship or transaction that would cause a director not to be independent if such loan, underwriting, derivative or commodity transaction or other relationship is made or extended on terms and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which the Company has a comparable relationship and that do not have a director of the Company serving as executive officer.

Director Affiliations with Tax-Exempt Organizations That Transact Business with the Company

H.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that has a transaction or other financial relationship with the Company (other than payments covered by Paragraph C and contributions covered by Paragraph I) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such transaction or relationship is on substantially the same terms as those prevailing at the time for similarly-situated organizations that do not have an affiliation with a director of the Company.

Contributions to Tax-Exempt Organizations

I.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that receives contributions from the Company (directly or through The Goldman Sachs Foundation or a similar organization established by the Company) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such contributions (other than employee matching contributions) for a particular fiscal year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for such fiscal year.

Client Relationships

J.	The ownership by a director of equity securities of the Company, or the maintenance by a director of a brokerage, margin or similar account with, or the purchase of investment services, investment products, securities or similar products and services from, the Company, shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the relationship is on substantially the same terms as those prevailing at the time for similarly-situated persons who are not directors or executive officers of the Company.

K.	The ownership by a director of an interest in a partnership or fund which is sponsored or managed by the Company shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the terms on which such director acquired the interest and participates in the fund are substantially the same terms as those prevailing at the relevant time for similarly-situated persons who are not directors or executive officers of the Company.

Indebtedness

L.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company to which the Company was indebted at the end of the

Company’s last full fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the aggregate amount of the indebtedness is not in excess of 5% of the Company’s total consolidated assets.

Other

M.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

N.	Any relationship or transaction between an immediate family member of a director and the Company shall not be deemed a material relationship or transaction that would cause the director not to be independent if the above standards would permit the relationship or transaction to occur between the director and the Company.

Definitions: For purposes of these guidelines:

“company” includes for-profit organizations and excludes tax-exempt organizations.

“Executive officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. See Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

THE GOLDMAN SACHS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2008

The undersigned hereby appoints Lloyd C. Blankfein and John H. Bryan, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. held of record by the undersigned on February 11, 2008, at the 2008 Annual Meeting of Shareholders to be held on April 10, 2008 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2008 Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2007 Annual Report to Shareholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1) and (2), “AGAINST” Proposals (3), (4) and (5) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. New York City time on April 9, 2008. Submitting your proxy via the Internet or by telephone or mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.	Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

(1) Election to the Board of Directors of the 12 nominees named below													The Board
(The Board of Directors recommends a vote FOR each of these nominees):													Recommends

01 Lloyd C. Blankfein	FOR ☐	AGAINST ☐	ABSTAIN ☐	05 Stephen Friedman	FOR ☐	AGAINST ☐	ABSTAIN ☐	09 Lois D. Juliber	FOR ☐	AGAINST ☐	ABSTAIN ☐		¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
02 John H. Bryan	FOR ☐	AGAINST ☐	ABSTAIN ☐	06 William W. George	FOR ☐	AGAINST ☐	ABSTAIN ☐	10 Edward M. Liddy	FOR ☐	AGAINST ☐	ABSTAIN ☐	(2) Ratification of the appointment of Pricewaterhouse- Coopers LLP as our independent auditors for our 2008 fiscal year

03 Gary D. Cohn	FOR ☐	AGAINST ☐	ABSTAIN ☐	07 Rajat K. Gupta	FOR ☐	AGAINST ☐	ABSTAIN ☐	11 Ruth J. Simmons	FOR ☐	AGAINST ☐	ABSTAIN ☐

04 Claes Dahlbäck	FOR ☐	AGAINST ☐	ABSTAIN ☐	08 James A. Johnson	FOR ☐	AGAINST ☐	ABSTAIN ☐	12 Jon Winkelried	FOR ☐	AGAINST ☐	ABSTAIN ☐			The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) Shareholder proposal regarding stock options
The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(4) Shareholder proposal regarding an advisory vote on executive compensation
The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(5) Shareholder proposal requesting a sustainability report

Signature	Date
IMPORTANT: Please sign this proxy card exactly as your name or names appears elsewhere on this card. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a general partner should sign the full partnership name.

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK  «    «    «    EASY  «    «    «    IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET	OR	VOTE BY TELEPHONE	OR	VOTE BY MAIL
http://www.proxyvoting.com/gs		U.S. and Canada: 1-866-540-5760
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on April 9, 2008. • Have this proxy card in hand. • Follow the simple instructions.		(TOLL-FREE)		• Mark, properly sign and date this proxy card. • Return this proxy card in the accompanying envelope so that it is received on or before April 9, 2008.
International: 1-201-680-6599
• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on April 9, 2008.
• Have this proxy card in hand.
• Follow the simple instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned this proxy card by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THIS PROXY CARD.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT

TO THE VOTING PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, TO BE CAST

IN CONNECTION WITH THE 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 10, 2008

This ballot relates to the 2008 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. and covers all shares of Common Stock beneficially owned by you on February 11, 2008 and subject to the voting provisions of the Amended and Restated Shareholders’ Agreement, dated as of June 22, 2004, as it may be amended from time to time, to which you are a party.

In order for your vote to be counted, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this ballot in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 25, 2008. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1) and (2) and “AGAINST” Proposals (3), (4) and (5).

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

(1) Election to the Board of Directors of the 12 nominees named below													The Board
(The Board of Directors recommends a vote FOR each of these nominees):													Recommends

01 Lloyd C. Blankfein	FOR ☐	AGAINST ☐	ABSTAIN ☐	05 Stephen Friedman	FOR ☐	AGAINST ☐	ABSTAIN ☐	09 Lois D. Juliber	FOR ☐	AGAINST ☐	ABSTAIN ☐		¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
02 John H. Bryan	FOR ☐	AGAINST ☐	ABSTAIN ☐	06 William W. George	FOR ☐	AGAINST ☐	ABSTAIN ☐	10 Edward M. Liddy	FOR ☐	AGAINST ☐	ABSTAIN ☐	(2) Ratification of the appointment of Pricewaterhouse- Coopers LLP as our independent auditors for our 2008 fiscal year

03 Gary D. Cohn	FOR ☐	AGAINST ☐	ABSTAIN ☐	07 Rajat K. Gupta	FOR ☐	AGAINST ☐	ABSTAIN ☐	11 Ruth J. Simmons	FOR ☐	AGAINST ☐	ABSTAIN ☐

04 Claes Dahlbäck	FOR ☐	AGAINST ☐	ABSTAIN ☐	08 James A. Johnson	FOR ☐	AGAINST ☐	ABSTAIN ☐	12 Jon Winkelried	FOR ☐	AGAINST ☐	ABSTAIN ☐			The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) Shareholder proposal regarding stock options
The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(4) Shareholder proposal regarding an advisory vote on executive compensation
The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(5) Shareholder proposal requesting a sustainability report

Signature	Date
IMPORTANT: Please sign this ballot exactly as your name or names appears elsewhere on this ballot. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a general partner should sign the full partnership name.

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK  «    «    «    EASY  «    «    «    IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET	OR	VOTE BY TELEPHONE	OR	VOTE BY MAIL
http://www.proxyvoting.com/goldman		U.S. and Canada: 1-866-540-5760
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 25, 2008. • Have this ballot in hand. • Follow the simple instructions.		(TOLL-FREE)		• Mark, properly sign and date this ballot. • Return this ballot in the accompanying envelope so that it is received on or before March 25, 2008.
International: 1-201-680-6599
• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 25, 2008.
• Have this ballot in hand.
• Follow the simple instructions.

Your Internet or telephone vote casts your vote in the same

manner and to the same extent as if you marked,

signed and returned this ballot by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 10, 2008

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the February 11, 2008 record date, at the 2008 Annual Meeting of Shareholders to be held on April 10, 2008, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by checking the boxes on the reverse side of this form. If you (i) sign and return this form but do not give any direction or (ii) fail to sign and return this form or vote by Internet or telephone, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received, unless otherwise required by law.

In order for the Trustee to vote your shares, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form so that, in either case, your voting instructions are received no later than 5:00 p.m. New York City time on April 8, 2008.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

(1) Election to the Board of Directors of the 12 nominees named below													The Board
(The Board of Directors recommends a vote FOR each of these nominees):													Recommends

01 Lloyd C. Blankfein	FOR ☐	AGAINST ☐	ABSTAIN ☐	05 Stephen Friedman	FOR ☐	AGAINST ☐	ABSTAIN ☐	09 Lois D. Juliber	FOR ☐	AGAINST ☐	ABSTAIN ☐		¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
02 John H. Bryan	FOR ☐	AGAINST ☐	ABSTAIN ☐	06 William W. George	FOR ☐	AGAINST ☐	ABSTAIN ☐	10 Edward M. Liddy	FOR ☐	AGAINST ☐	ABSTAIN ☐	(2) Ratification of the appointment of Pricewaterhouse- Coopers LLP as our independent auditors for our 2008 fiscal year

03 Gary D. Cohn	FOR ☐	AGAINST ☐	ABSTAIN ☐	07 Rajat K. Gupta	FOR ☐	AGAINST ☐	ABSTAIN ☐	11 Ruth J. Simmons	FOR ☐	AGAINST ☐	ABSTAIN ☐

04 Claes Dahlbäck	FOR ☐	AGAINST ☐	ABSTAIN ☐	08 James A. Johnson	FOR ☐	AGAINST ☐	ABSTAIN ☐	12 Jon Winkelried	FOR ☐	AGAINST ☐	ABSTAIN ☐			The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) Shareholder proposal regarding stock options
The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(4) Shareholder proposal regarding an advisory vote on executive compensation
The Board Recommends
¯
													FOR ☐	AGAINST ☐	ABSTAIN ☐
(5) Shareholder proposal requesting a sustainability report

Signature	Date
IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK  «    «    «    EASY  «    «    «    IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET	OR	VOTE BY TELEPHONE	OR	VOTE BY MAIL
http://www.proxyvoting.com/gsf		U.S. and Canada: 1-866-540-5760
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 8, 2008. • Have this form in hand. • Follow the simple instructions.		(TOLL-FREE)		• Mark, properly sign and date this form. • Return this form in the accompanying envelope so that it is received on or before April 8, 2008.
International: 1-201-680-6599
• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on April 8, 2008.
• Have this form in hand.
• Follow the simple instructions.

Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner and to the same extent as if you marked, signed and returned this form by mail.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Goldman Sachs or to third parties,

except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THIS FORM.

The Goldman Sachs Group, Inc.

85 Broad Street

New York, New York 10004

Notice of Preliminary Vote in Connection with the

2008 Annual Meeting of Shareholders

March 7, 2008

In accordance with the voting provisions of the Shareholders’ Agreement, dated May 7, 1999 and amended and restated June 22, 2004, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2008 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Tuesday, March 25, 2008 at 5:00 p.m., New York City time.

The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on February 11, 2008. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

To the extent your private foundation and/or U.S. estate planning entity owned any Goldman Sachs shares as of the February 11, 2008 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the Annual Meeting and are covered by the separate proxy card(s) included in this package.

The Shareholders’ Committee
Under the Shareholders’ Agreement

New York, New York

PLEASE SUBMIT YOUR VOTE(S) BY THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND

RETURN YOUR BALLOT AND PRIVATE FOUNDATION AND/OR ESTATE PLANNING ENTITY

PROXY CARD(S), IF APPLICABLE, IN THE ENCLOSED ENVELOPE

M E M O R A N D U M

TO:	[Entity Name]

CC:	[Name]

FROM:	Beverly L. O’Toole

DATE:	March 7, 2008

RE:	Preliminary Vote under the Shareholders’ Agreement

The GS shares that are owned by [Entity Name] and were originally acquired by [Name] are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to [Name] as [trustee][director]. [Name] should coordinate with any other [trustees][directors] of the entity to ensure that the shares are voted properly on behalf of the entity.

If you have any questions, please do not hesitate to call me (212-357-1584).

E-MAIL

Dear Shareholder,

The 2008 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 10, 2008. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. in an account at BNY Mellon on February 11, 2008 as a result of deliveries under Goldman Sachs equity-based awards. It contains a link to the Annual Meeting proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your shares.

If you own Goldman Sachs shares in an account at Goldman, Sachs & Co., you will receive at the address for your Goldman, Sachs & Co. account paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail. If you own shares through the Goldman Sachs Retirement Plan’s Stock Fund, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote your Stock Fund shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to vote your shares held at BNY Mellon is: XXXXXXXXXX

You can connect to the electronic voting site for shares held at BNY Mellon at: http://www.proxyvoting.com/gs

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2007_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2008_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address on file for you.

Thank you,

BNY Mellon Shareowner Services

E-MAIL

Dear Shareholder,

The 2008 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on April 10, 2008. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. through the Goldman Sachs Retirement Plan’s Stock Fund on February 11, 2008. It contains a link to the Annual Meeting proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your Stock Fund shares.

If you otherwise own Goldman Sachs shares in an account at BNY Mellon, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote those shares. If you own Goldman Sachs shares in an account at Goldman, Sachs & Co., you will receive at the address for your Goldman, Sachs & Co. account paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to vote your Stock Fund shares is: XXXXXXXXXX

You can connect to the electronic voting site for Stock Fund shares at: http://www.proxyvoting.com/gsf

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2007_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2008_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address on file for you.

Thank you,

BNY Mellon Shareowner Services

E-MAIL

TO:	PMDs Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Beverly O’Toole

SUBJECT:	Annual Shareholders’ Meeting

February 25, 2008

Annual Shareholders’ Meeting

Shares of Goldman Sachs common stock owned by you individually or jointly with your spouse on February 11, 2008 (“Voting Shares”) are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the April 10, 2008 Goldman Sachs Annual Shareholders’ Meeting. On or about March 7, we will send proxy material to you via internal mail. This material will include instructions on how to vote by Internet, telephone or mail. If you have not received your proxy material by March 17, 2008 or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Chris Scarola on 212-902-1451.

You should note the following regarding the preliminary vote:

•	It will close on Tuesday, March 25 at 5:00 p.m. (NY time).

•	All Voting Shares – whether or not voted in the preliminary vote – will be voted at the annual meeting in accordance with the results of the preliminary vote.

•

Generally, Goldman Sachs shares owned as of February 11, 2008 through a private foundation or estate planning entity are voted directly at the annual meeting and are not part of the preliminary vote. A proxy card (or cards) covering private foundation and estate planning shares will be included in your materials.[1]

If you have any questions regarding your proxy material, please call me on 212-357-1584.

Thank you.

Beverly O’Toole

In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

[1]

Shares received under the PMD Discount Stock Program, or retention shares, that are owned by an estate planning entity or by a U.K. employee benefit trust are not entitled to vote in the preliminary vote (but are voted at the Annual Meeting in accordance with the results of the preliminary vote) and accordingly you will not receive a proxy card for these shares.